                                                                       EXHIBIT 2


                           STOCK PURCHASE AGREEMENT
                           ------------------------


     THIS STOCK PURCHASE AGREEMENT is dated as of the 23rd day of August, 1996 by and among AMERITRUCK DISTRIBUTION CORP., a Delaware corporation (the "Buyer"), and RONALD N. DAMICO, an individual resident of Pinellas County,
 -----
Florida (the "Seller"), and GRAND HOPE INVESTMENTS, INC., a Florida corporation
              ------
("Grand Hope").
  ----------

     WHEREAS, the Seller is the owner of all of the issued and outstanding shares of the capital stock (the "KTL Stock") of KTL, INC., a Florida
                                  ---------
corporation (the "Company"); and
                  -------

     WHEREAS, the Seller desires to sell the KTL Stock to the Buyer and the Buyer desires to purchase the KTL Stock from the Seller, upon the terms and subject to the conditions contained in this Agreement;

     WHEREAS, the Seller is the sole owner of all of the issued and outstanding shares of the common stock of Grand Hope, which owns certain real estate currently leased to the Company; and

     WHEREAS, Grand Hope desires to enter into a new lease with the Company for such real estate, and the Buyer desires for the Company to enter into a new lease with Grand Hope for such real estate, upon the terms and subject to the conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

     1.     PURCHASE AND SALE OF KTL STOCK.

     1.1.   Purchase and Sale.  Subject to the terms and conditions set forth in
            -----------------
this Agreement, the Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, at the Closing (as defined in Section 3 of this Agreement), all of the outstanding shares of the KTL Stock, in exchange for the payment of the aggregate Stock Purchase Price (as defined below).

     1.2.   Delivery of Purchase Price.  The Buyer shall pay to the Seller, as
            --------------------------
the aggregate purchase price for the KTL Stock, (a) $8,118,000, in cash (the "Cash Portion"), plus (b) 225,000 shares of Class A Common Stock, par value $.01
 ------------
per share, of the Buyer (the "Buyer's Stock" and, collectively, the "Stock
                              -------------                          -----
Purchase
- --------

Price"). As noted in Section 13.15, the Buyer and the Seller have increased the
- -----
Cash Portion to compensate the Seller for the passage of time.

     1.3.   Future Contingent Consideration.  (a)  To the extent that any of the
            -------------------------------
liabilities arising out of motor vehicle accidents which occurred in the course of the business of the Company prior to Closing are, subsequent to the Closing, settled, paid or otherwise closed for an aggregate amount less than the amount, if any, recorded on the balance sheet included in the Interim Financials (as defined in Section 4.8) as an accrued liability for such accident (the "Recorded
                                                                        --------
Liability"), the Buyer shall pay to the Seller as additional consideration for
- ---------
the KTL Stock, in cash within 30 days following said settlement, payment or closure, the difference between (A) the actual amount paid in connection with such settlement, payment or closure and (B) the Recorded Liability. If the amount paid in connection with such settlement, payment or closure is greater than the Recorded Liability, if any, for the related motor vehicle accident, no payment will be due the Seller with respect thereto pursuant to this Section 1.3 and such settlement, payment or closure shall be subject to the Seller's indemnity pursuant to Section 12.1(iii).

            (b)  In addition to any payments to be made pursuant to paragraph
(a) above, Buyer shall pay to Seller, in cash as additional consideration for the KTL Stock, an amount equal to any refund of worker compensation insurance premiums actually received by the Company or credited to the Company's account, from policies of insurance in effect at any time prior to the Closing, to the extent said refund, if any, relates to experience and premiums paid in time periods prior to Closing (an "Insurance Refund"). Upon the request of the Seller
                              --------- ------
at any time before or after Closing, the Buyer shall execute or cause the Company to execute such documents as the Seller deems appropriate to effect an assignment of any Insurance Refund from the Company to the Seller, so that the Seller may receive such Insurance Refund directly from the applicable insurer.

            (c) With respect to $550,000 of the accrual for liability on the balance sheet included in the Interim Financials (as defined in Section 4.8) for the litigation pending in Delaware, more fully described in item number 2 of
Schedule 4.10 hereto, until such time as this case is settled, paid or otherwise
- -------- ----
closed (the "Closure Date") the Company will pay to the Seller an interest
             ------- ----
payment on the amount of such accrual, accruing at a rate of 6.25% per annum from the date of this Agreement to the Closure Date, payable monthly in arrears on the first day of each month.

            (d) In order to address the defense of any claims arising out of motor vehicle accidents occurring prior to the Closing, at the Closing the Seller and the Buyer will enter into an Agreement Concerning Procedure For Settlements and Satisfaction of Litigation, in the form of Exhibit A hereto (the
                                                           ---------
"Settlement Agreement").
 --------------------

     1.4.   Section 338(h)(10) Election.  Buyer and Seller shall make an
            ---------------------------
election pursuant to Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), and under any analogous state tax laws, electing to treat
              ----
the purchase of the KTL Stock as an asset acquisition for tax and accounting purposes. Buyer and Seller shall at Closing, and thereafter as may be reasonably required by Buyer, execute such forms and documents as may be required to effectively make a Section 338(h)(10) election under the Code and under any analogous state tax laws. Seller specifically acknowledges that there could be adverse federal and state tax consequences to Seller as a result of making a
Section 338(h)(10) election. The Seller also acknowledges that the Stock Purchase Price has been negotiated with such possible consequences considered and adequately compensates Seller for such adverse consequences, if any.

     2.     LEASE OF THE REAL ESTATE.

     2.1.   Largo Lease.  Subject to the terms and conditions set forth in this
            -----------
Agreement, Grand Hope agrees to lease to the Company, and the Seller agrees to cause the Company to lease from Grand Hope, that certain real estate consisting of a parcel situated at 1501 Lake Avenue, S.E., Largo, Florida, more particularly described in Schedule 2.1 hereof (the "Largo Real Estate"),
                          ------------              ----- ---- ------
pursuant to a Lease Agreement in the form of Exhibit B hereto (the "Largo
                                             ------- -              -----
Lease").
- -----

     3.     CLOSING.

     3.1.   Time and Place.  The closing of the sale and purchase of the KTL
            --------------
Stock (the "Closing") shall be held at the offices of the Company at 1501 Lake
            -------
Avenue, S.E., Largo, Florida, simultaneously with the execution and delivery of this Agreement, or at such other place as the Buyer and the Seller may agree. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date".
                  ------- ----

     3.2.   Transactions at Closing.  At the Closing, in addition to any other
            -----------------------
instruments or documents referred to herein:

            (a) The Seller shall deliver to the Buyer, free and clear of any lien, claim or encumbrance, certificates representing the KTL Stock, duly endorsed in blank or with duly executed stock powers attached.

            (b) The Buyer shall deliver to the Seller the Buyer's Stock referred to in Section 1.2 hereof.

            (c) The Buyer shall deliver $8,118,000 as the Cash Portion to the Seller by certified or bank check or by wire transfer.

            (d)  Each of the persons listed on Schedule 8.8 hereto shall execute
                                               ------------
and deliver an Employment and Non-Competition Agreement (as defined in Section 8.8).

            (e) Immediately prior to the Closing, the Seller and his spouse, Sandra C. Damico, and the Company shall enter into an amendment (the "NJ
                                                                      --
Amendment") of that certain mortgage note, dated June 27, 1995 (the "NJ Note"),
- ---------                                                            -- ----
and the related Mortgage, dated June 27, 1995 (the "NJ Mortgage"), concerning
                                                    -- --------
real property owned by the Company in Cherry Hill, New Jersey (the "New Jersey
                                                                    --- ------
Real Estate"), described on Schedule 3.2(e) hereto.  The NJ Amendment shall be
- ---- ------                 -------- ------
in the form of Exhibit C hereto.
               ------- -

            (f) Each of the Buyer and the Seller shall enter into an Instrument of Accession to Stockholders' Agreement and an Instrument of Accession to Registration Rights Agreement, in the form of Exhibit D hereto.
                                              ---------

            (g)  Grand Hope and the Company shall enter into the Largo Lease.

     4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer as follows:

     4.1.   Organization of the Company; Authority.  The Company is a
            --------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary. The Seller has delivered to the Buyer complete and correct copies of the Company's Articles of Incorporation and By-Laws and all amendments thereto. The Company has all requisite power and authority to own or lease and operate its properties and to carry on its business as such business is now conducted. The Board of Directors of the Company has approved and recommended the consummation of the transactions contemplated by this Agreement.

     4.2.   Right to Sell Outstanding Shares, Approvals; Binding Effect.  The
            -----------------------------------------------------------
Seller has all requisite power and full legal right to enter into this Agreement and the Employment and Non-Competition Agreement to which he is individually a party, to perform all of his agreements and obligations thereunder, each in accordance with its respective terms, and to sell to the Buyer all of the outstanding shares of KTL Stock. This Agreement has been duly executed by the Seller and constitutes, and the Employment and Non-Competition Agreement to which he is individually to be a party at the Closing will have been duly executed and delivered by the Seller and will constitute, the legal, valid and binding obligation of the Seller enforceable against him in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     4.3.   Subsidiaries.  The Company does not have any Subsidiaries (as
            ------------
defined in Section 11 hereafter) and does not own or hold of record and/or beneficially any shares of any class in the capital of any corporations. The Company does not own any legal and/or beneficial interests in any partnerships, limited liability companies, business trusts or joint ventures or in any other unincorporated trade or business enterprises.

     4.4.   Capitalization.  The authorized capital of the Company consists of
            --------------
10,000 shares of common stock, par value $1.00 per share, 915 shares of which are issued and outstanding on the date hereof. All of the shares of KTL Stock are owned of record and beneficially by the Seller. All of the KTL Stock will be sold by the Seller to the Buyer pursuant hereto and is validly issued and outstanding, fully paid and non-assessable. There are no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any securities of the Company or any securities or other rights convertible into or exercisable for securities of the Company. The Seller specifically, but not by way of limitation of the foregoing, represents and warrants that each of the individuals listed on Schedule 4.4 hereto, each of
                                                ------------
whom is listed on the Seller's federal income tax return for the year 1995 as a stockholder of the Company, has had any and all rights as a stockholder redeemed by the Company, each has knowingly waived any and all rights as a stockholder of the Company and has no claim to any equity in the Company.

     4.5.   Title to Stock, Liens, etc.  The Seller has, and as of the
            --------------------------
consummation of the Closing the Buyer will have, sole record and beneficial ownership of all of the KTL Stock, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto.

     4.6.   Non-Contravention.  The execution and delivery of this Agreement and
            -----------------
the Employment and Non-Competition Agreement to which the Seller is individually a party and the consummation by the Seller of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Company, each as amended to date; or
(b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any property of the Company or the Seller pursuant to (i) any agreement or instrument to which the Company or the Seller is a party or by which any of its or the Seller's properties is bound, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority.

     4.7.   Governmental Consents; Transferability of Licenses, Etc.  No
            -------------------------------------------------------
consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Seller of this Agreement or the Employment Agreement and Non-Competition Agreements to which the Seller is a party or for the consummation by the Seller of the transactions contemplated hereby or thereby. The Company has and maintains, and the permits listed on Schedule 4.7 hereto include, all licenses, permits and
                      ------------
other authorizations from all governmental authorities (collectively, the "Permits") as are necessary or desirable for the conduct of all material
 -------
portions of the Company's business. None of the Permits will terminate or otherwise be adversely affected as a result of the consummation of the transactions contemplated by this Agreement, and true and complete copies of such Permits have previously been delivered to the Buyer.

     4.8.   Financial Statements.  The Seller has delivered the following
            --------------------
financial statements (the "Financial Statements") to the Buyer, and there are
                           --------------------
attached as Schedule 4.8 hereto:  (a) the balance sheet of the Company as of
            ------------
December 31, 1995, and the related statements of income, retained earnings and cash flows of the Company for the year ended December 31, 1995 and (b) a balance sheet of the Company at March 31, 1996 and the related statements of income, retained earnings and cash flows of the Company for the three months then ended
(the "Interim Financials").   Each of the Financial Statements are true and
      ------------------
correct in all material respects, and have been prepared in accordance with generally accepted accounting principles (subject, in the case of the Interim Financials, to the absence of footnotes and to year-end audit adjustments consisting only of routine year-end accruals); each of such balance sheets fairly and accurately presents in all material respects the financial condition of the Company as of its respective date; and such statements of income, retained earnings and cash flows fairly and accurately present in all material respects the results of operations, retained earnings and cash flows for the periods covered thereby.

     4.9.   Absence of Certain Changes.  Except as set forth on Schedule 4.9,
            --------------------------                          ------------
since March 31, 1996, the Company has carried on its business only in the ordinary course, and there has not been (a) any change in the assets, liabilities, sales, income or business of the Company or in its relationships with suppliers, customers or lessors, other than changes which were both in the ordinary course of business and have not been, either in any case or in the aggregate, materially adverse; (b) any acquisition or disposition by the Company of any material asset or property other than in the ordinary course of business;
(c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the property or business of the Company; (d) any declaration, setting aside or payment of any dividend or any other distributions in respect of the KTL Stock;
(e) any issuance of any additional shares of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any of the KTL Stock, (f) any material increase in the compensation, pension or other benefits payable or to become payable by the Company to any of its officers or employees, or any bonus payments or arrangements made to or with any of them (other than pursuant to the terms of any existing written agreement or plan attached hereto as part of Schedule 4.9); (g) any forgiveness or cancellation of
                           ------------
any debt or claim by the Company or any waiver of any right of material value other than compromises of accounts receivable in the ordinary course of business; (h) any entry by the Company into any transaction other than in the ordinary course of business; (i) any incurrence by the Company of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business; (j) any mortgage, pledge, lien, lease, security interest or other charge or encumbrance on any of the assets, tangible or intangible, of the Company, other than in the ordinary course of business; or (k) any discharge or satisfaction by the Company of any lien or encumbrance or payment by the Company of any obligation or liability (fixed or contingent) other than (A) current liabilities included in the Financial Statements and (B) current liabilities incurred since the date of the Financial Statements in the ordinary course of business.

     4.10.  Litigation, Etc.  Except as set forth on Schedule 4.10 hereto, no
            ---------------                          -------------
action, suit, proceeding or investigation is pending or threatened against the Company (nor is there any basis therefor known to the Seller) of a material nature, and, except as set forth in Schedule 4.10, an adequate accrual exists on
                                    -------------
the balance sheet included in the Interim Financials for all matters set forth on Schedule 4.10.
   -------------

     4.11.  Conformity to Law.  To the Seller's knowledge, the Company has
            -----------------
complied in all material respects with, and is in material compliance with (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the Company or any of its properties (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance) and (b) all unwaived terms and provisions of all contracts, agreements and indentures to which the Company is a party, or by which the Company or any of its properties is subject. To the Seller's knowledge, the Company has not committed, been charged with, or been under investigation with respect to, nor does there exist, any material violation of any provision of any federal, state or local law or administrative regulation in respect of the Company or any of its properties.

     4.12.  Title to Property, Real Property Leases, etc.  (a) Except as set
            --------------------------------------------
forth on Schedule 4.12 and Schedule 4.12(a) hereto, the Company has good and
         -------------     ----------------
marketable title to all of its properties and assets, including, without limitation, all those reflected in the balance sheet included in the Interim Financials (except for properties or assets sold or otherwise disposed of in the ordinary course of business since March 31, 1996), all free and clear of all liens, pledges, charges, security interests, encumbrances or title retention agreements of any kind or nature. All such properties and assets are, to the Seller's knowledge, in good condition and repair and are adequate and sufficient to carry on the business of the Company as presently conducted. Neither the Seller nor the Company has received any notice that either the whole or any portion of any real property leased by the Company (the "Leased Real Property")
                                                         --------------------
is to be condemned, requisitioned or otherwise taken by any public authority. Neither the Seller nor the Company has any knowledge of any public improvements that may result in special assessments against or otherwise affect any of the Leased Real Property. Schedule 4.12(b) hereto sets forth a complete and
                          ----------------
correct description of all leases of Leased Real Property to which the Company is a party. Complete and correct copies of all such leases have been delivered to the Buyer, except with respect to the Largo Real Estate, which is a verbal agreement accurately described in Schedule 4.12(b). Each such lease, other than
                                  ----------------
the verbal agreement concerning the Largo Real Estate, is valid and subsisting and no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default thereunder. Except for the supersession by the Largo Lease of the existing arrangements with respect to the Largo Real Estate, none of such leases or agreements will terminate or otherwise be adversely affected as a result of the consummation of the transactions contemplated by this Agreement. The leasehold interests of the Company are subject to no lien or other encumbrance, and the Company is in quiet possession of the properties covered by such leases.

            (b) Except for the Largo Real Estate and the Company's warehouse facility in Clearwater, Florida (the "Clearwater Real Estate"), no asset used in
                                      ----------------------
the business of the Company is owned by the Seller or his spouse or any of their relatives or any corporation, partnership, limited liability company or other entity in which any of them has an interest.

     4.13.  Real Property; Safety, Zoning and Environmental Matters.
            -------------------------------------------------------

            (a)  Schedule 4.13 hereto sets forth complete and accurate legal
                 -------------
descriptions of all real property owned or leased by the Company. Except as set forth on Schedule 4.13 hereto, the Company has good and marketable title to the
         -------------
New Jersey Real Estate, which except as set forth on Schedule 4.13 is free and
                                                     -------------
clear of all liens, pledges, charges, security interests, encumbrances or title retention agreements of any kind or nature. The New Jersey Real Estate is in good condition and repair and is adequate and sufficient to carry on the business of the Company as presently conducted. There are no material defects in any improvements to the New Jersey Real Estate, as to title or condition, not described on Schedule 4.13. Neither the Company nor the Seller has received any
             -------------
notice that either the whole or any portion of the New Jersey Real Estate is to be condemned, requisitioned or otherwise taken by any public authority, and neither the Company nor the Seller has any knowledge of any public improvements that may result in special assessments against or otherwise affect any of the New Jersey Real Estate. There are no leases of the New Jersey Real Estate. The Seller and his spouse are the record and beneficial holders of the NJ Mortgage and the NJ Note. The Seller has previously delivered to the Buyer true and correct copies of the NJ Mortgage and the NJ Note. The principal amount outstanding on the NJ Note is $1,100,000.

            (b)  Except as set forth on Schedule 4.13(b), to the Seller's
                                        ----------------
knowledge:

                 (i) neither the Company nor any operator of any real property presently or formerly owned, leased or operated by the Company is in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability
  ----
Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization
                         ------
Act of 1986 ("SARA"), the Federal Water Pollution Control Act, the Solid Waste
              ----
Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws");
                          ------------------

                 (ii) neither the Seller nor the Company has received notice from any third party, including without limitation any federal, state or local governmental authority, (A) that the Company or any predecessor in interest has been identified by the United States Environmental Protection Agency ("EPA") as
                                                                       ---
a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (B) that any hazardous waste, as defined by 42 U.S.C. (S)6903(5), any hazardous substance as defined by 42 U.S.C. (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C. (S)9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Laws ("Hazardous
                                                            ---------
Substances") which the Company or any predecessor in interest has generated,
- ----------
transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Company or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that the Company or any predecessor in interest is or shall be a named party to any claim, action, cause of action, complaint, (contingent or otherwise) legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances; and

                 (iii) (A) no portion of any real property presently or formerly owned, leased or operated by the Company has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and, except as listed on Schedule 4.13(b), no underground tank or other underground storage receptacle
   ----------------
for Hazardous Substances is located on any properties now used by the Company;
(B) in the course of any activities conducted by the Company or operators of any real property presently or formerly owned, leased or operated by the Company, no Hazardous Substances have been generated by the Company except in accordance with applicable Environmental Laws; (C) all real properties presently or formerly owned, leased or operated by the Company are free from material contamination of every kind caused by the Company, including without limitation, groundwater, surface water, soil, sediment and air contamination, and such properties do not contain asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment containing polychlorinated biphenyls or any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law, or which poses a hazard to the health and safety of the occupants of such properties or those adjacent thereto and for which the Company is responsible; (D) the Company has not caused any material releases (i.e., any
                                                                      - -
past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from any real property presently or formerly owned, leased or operated by the Company except in accordance with applicable Environmental Laws; (E) there have been no releases on, upon, from or into any real property in the vicinity of any real property presently or formerly owned, leased or operated by the Company which, through soil or groundwater contamination, may have come to be located on such real property; and (F) in addition, any Hazardous Substances that have been generated on any real property presently or formerly owned, leased or operated by the Company have been transported offsite only by carriers having identification numbers issued by the EPA and have been treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Seller's knowledge, operating in compliance with such permits and applicable Environmental Laws.

            (c)    Attached as part of Schedule 4.13(c) is a list of all
                                       ----------------
document reports, site assessments, data, communications or other materials, in the Company's or the Seller's possession or to which either the Company or the Seller has access, which contain any material information with respect to potential environmental liabilities associated with any real property presently or formerly owned, leased or operated by the Company and relating to compliance with Environmental Laws or the environmental condition of such properties and adjacent properties. The Seller has furnished to the Buyer complete and accurate copies of all of the documents, reports, site assessments, data, communications and other materials listed on Schedule 4.13(c) hereto.
                              ----------------

            4.14.  Insurance.  Schedule 4.14 hereto lists all policies of fire,
                   ---------   -------------
liability, workmen's compensation, life, property and casualty and other insurance owned or held by the Company. To the knowledge of the Seller, such policies of insurance are maintained with financially sound and reputable insurance companies, funds or underwriters and are of the kinds and cover such risks and are in such amounts and with such deductibles and exclusions as are consistent with prudent business practice. To the knowledge of the Seller, all such policies (a) are in full force and effect, (b) are sufficient for compliance by the Company with all requirements of law and all agreements to which the Company is a party, (c) provide that they will remain in full force and effect through the respective dates set forth in such Schedule and (d) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company is not in default with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any such insurance policies. Since January 1, 1995, except as set forth on Schedule 4.14 no insurer has denied or
                                        -------------
contested coverage under any such policies.

     4.15.  Material Contracts.  To the knowledge of the Seller, Schedule 4.15
            ------------------                                   -------------
sets forth a complete and accurate list of all material contracts to which the Company is a party or by which it or any of its assets or properties is bound or subject, except (a) contracts entered into in the ordinary course of business after the date hereof and prior to the Closing, which will be identified to the Buyer in writing prior to the Closing, (b) contracts terminable by the Company upon 30 days' notice or less without the payment of any termination fee or penalty, and (c) contracts listed in other Schedules hereto. As used in this
Section 4.15, the word "material contract" means and includes every agreement or
                        -----------------
understanding of any kind, written or oral, which is legally enforceable by or against the Company, which comes within any of the following categories: (a) contracts and other agreements with any current or former officer, director, employee, consultant or shareholder or any partnership, corporation, joint venture or any other entity in which any such person has an interest; (b) agreements with any labor union or association representing any employee; (c) contracts and other agreements for the provision of services by the Company and involving the payment by or to the Company of more than $5,000; (d) bonds or other security agreements provided by any party in connection with the business of the Company; (e) contracts and other agreements for the sale of any of the Company's assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of the Company's assets or properties; (f) joint venture agreements relating to the assets, properties or business of the Company or by or to which it or any of its assets or properties are bound or subject; (g) contracts or other agreements under which the Company agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (h) any contracts or other agreements with regard to Indebtedness (as defined in Section 11); or (i) any other contract or other agreement involving the payment by or to the Company of more than $5,000, whether or not made in the ordinary course of business. The Seller has delivered to the Buyer or made available to the Buyer true, correct and complete copies of all such contracts, together with all modifications and supplements thereto. Each of the contracts listed on Schedule
                                                     --------
4.15 hereto or any of the other Schedules hereto is in full force and effect,
- ----
the Company is not in breach of any of the provisions of any such contract, nor, to the knowledge of the Seller or the Company, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder. The Company has in all material respects performed all obligations required to be performed by it to date under each such contract. No approval or consent of any person is needed in order that the contracts listed on Schedule 4.15 and
                                                       -------------
other Schedules hereto continue in full force and effect following the consummation of the transactions contemplated by this

Agreement, and no such contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the Company thereunder or give additional rights to any other party thereto or will in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     4.16.  Employment of Officers, Employees.  Schedule 4.16 sets forth the
            ----------------------------------  -------------
name and current annual salary and other compensation payable by the Company to each exempt non-hourly employee.

     4.17.  Employee Benefit Plans.  (a)  Except for the arrangements set forth
            ----------------------
on Schedule 4.17(a), the Company does not now maintain or contribute to, and has
   ----------------
not in the current or preceding six (6) calendar years maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company. Each of the arrangements set forth on Schedule 4.17(a) is hereinafter referred
                                      ----------------
to as an "Employee Benefit Plan", except that any such arrangement which is a
          ---------------------
multi-employer plan shall be treated as an Employee Benefit Plan only for purposes of Sections 4.17(d)(iv), (vi) and (viii) and 4.17(g) below.

            (b) The Seller has heretofore delivered to Buyer a true, correct and complete copy of the Employee Benefit Plan of the Company described as item 1 in Schedule 4.17(a), and with respect to such Employee Benefit Plan (i) any
     ----------------
associated trust, custodial, insurance or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the six (6) preceding calendar years and (iii) the most recently received IRS determination letters and any governmental advisory opinions or rulings.

            (c) Each Employee Benefit Plan is and has heretofore been maintained and operated in compliance with the terms of such Employee Benefit Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and applicable to such
                                   -----
Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has been determined to be so qualified by the IRS and nothing has occurred since the date of the last such determination which has resulted or is likely to result in the revocation of such determination.

            (d)  Except as set forth on Schedule 4.17(d),
                                        -----------------

                 (i) there is no pending or threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan or to the best knowledge of the Seller and the Company any fiduciary or service provider thereof and, to the best knowledge of the Seller and the Company, there is no basis for any such legal action or proceeding;

                 (ii) no liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been
                               ----
incurred by the Company or any affiliate thereof (other than insurance premiums satisfied in due course);

                 (iii) no reportable event, or event or condition which presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement plan of an affiliate of the Company, which is subject to Title IV of ERISA;

                 (iv) no Employee Benefit Plan nor any party in interest with respect thereof, has engaged in a prohibited transaction which could subject the Company directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code;

                 (v) no communication, report or disclosure has been made which, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan;

                 (vi) no Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA);

                 (vii) no benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after Closing); and

                 (viii) the Company has not undertaken to maintain any Employee Benefit Plan for any period of time and each such Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable law.

            (e) With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of, or adequate accrual has been made on the Balance Sheet included in the Interim Financials for, all amounts that the Company is required, under the terms of each such Plan, to have paid as contributions to that Employee Benefit Plan as of the end of the most recently ended plan year of that Employee Benefit Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Employee Benefit Plan. The current value of the assets of each such Employee Benefit Plan, as of the end of the most recently ended plan year of that Employee Benefit Plan, exceeded the current value of all accrued benefits under that Employee Benefit Plan.

            (f) The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant or employee of the Company or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

            (g)  No Employee Benefit Plan is a multi-employer plan.

            (h) For purposes of this Section 4.17, "multi-employer plan", "party in interest", "current value", "accrued benefit", "reportable event" and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "affiliate" means any entity which under
Section 414 of the Code is treated as a single employer with the Company.

     4.18.  Labor Relations.  To the best knowledge of the Seller, the Company
            ---------------
is in full compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice. There is no charge pending or threatened against the Company alleging unlawful discrimination in employment practices before any court or agency and there is no charge of or proceeding with regard to any unfair labor practice against the Company pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down or work stoppage actually pending or threatened against or involving the Company. No one has petitioned within the last five (5) years, and no one is now petitioning, for union representation of any of the Company's employees. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company and no claim therefor has been asserted. None of the employees of the Company is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company. The Company has not experienced any work stoppage during the last five years.

     4.19.  Potential Conflicts of Interest.  Except as set forth on Schedule
            -------------------------------                          --------
4.19, no officer, director or stockholder of the Company or their spouses or any
- ----
of their siblings, children or their spouses (a) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person (as defined in Article 11) which is a competitor, lessor, lessee, customer or supplier of the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Company is using or the use of which is necessary for the business of the Company; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans and similar matters and agreements.

     4.20.  Trademarks, Patents, Etc.  Schedule 4.20 hereto sets forth a
            ------------------------   -------------
complete and accurate list of (a) all patents, trademarks, trade names and copyrights registered in the name of the Company or used or proposed to be used by the Company, all applications therefor, and all licenses (as licensee or licensor) and other agreements relating thereto, and (b) all written agreements relating to other technology, know-how and processes which the Company is licensed or authorized by others to use or which the Company has licensed or authorized for use by others. Except to the extent set forth in Schedule 4.20,
                                                                -------------
the Company owns or has the sole and exclusive right to use all patents, trademarks, trade names and copyrights, and has the right without restrictions to use all technology, know-how and processes, used or necessary for the ordinary course of business as presently conducted or proposed to be conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such right. No claims have been asserted, and no claims are pending, by any person regarding the use of any such patents, trademarks, trade names, copyrights, technology, know-how or processes, or challenging or questioning the validity or effectiveness of any license or agreement, and there is no basis for such claim. To the knowledge of the Seller and the Company, the use by the Company of such patents, trademarks, trade names, copyrights, technology, know-how or processes in the ordinary course of business does not infringe on the rights of any person.

     4.21.  Suppliers and Customers.  Schedule 4.21 hereto sets forth the
            -----------------------   -------------
twenty-five (25) largest customers of the Company for the six months ended June 30, 1996. The relationships of the Company with such customers and its material suppliers are good commercial working relationships and, except as set forth on
Schedule 4.21, no supplier or customer of material importance to the Company has
- -------------
cancelled or otherwise terminated, or threatened to cancel or otherwise to terminate, its relationship with the Company or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials for use by the Company or its usage or purchase of the services or products of the Company except for normal cyclical changes related to customers' businesses. Neither the Seller nor the Company has any knowledge that any such supplier or customer intends to cancel or otherwise substantially modify its relationship with the Company or to decrease materially or limit its services, supplies or materials to the Company, or its usage or purchase of the Company's services or products, and to the knowledge of the Seller and the Company, the communication of the transactions contemplated hereby will not adversely affect the relationship of the Company with any such supplier or customer.

     4.22.  Accounts Receivable.  All accounts and notes receivable reflected on
            --------------------
the balance sheet included in the Interim Financials, and all accounts and notes receivable arising subsequent to March 31, 1996, have arisen in the ordinary course of business, represent valid obligations owing to the Company and, to the best of Seller's knowledge, none are impaired.

     4.23.  No Undisclosed Liabilities.  Except to the extent (a) reflected or
            --------------------------
reserved against in the balance sheet included in the Interim Financials, (b) incurred in the ordinary course of business after March 31, 1996 or (c) described on any Schedule hereto, the Company has no material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including without limitation as guarantor or otherwise with respect to obligations of others), other than performance obligations with respect to the Company's contracts that would not be required to be reflected or reserved against on a balance sheet prepared in accordance with generally accepted accounting principles or in the footnotes thereto.

     4.24.  Conduct of Business.  Since March 31, 1996, the Company has
            -------------------
conducted its business in material compliance with the provisions of Section 7 hereof, as if each of those provisions applied to the conduct of such businesses at all times since such date.

     4.25.  Taxes.  Except as set forth on Schedule 4.25, the Company has duly
            -----                          -------------
filed with the appropriate government agencies all of the income, sales, use, employment and other material tax returns and material reports required to be filed by it. No waiver of any statute of limitations relating to taxes has been executed or given by the Company. Except as set forth on Schedule 4.25, all
                                                         -------------
material taxes, assessments, fees and other governmental charges upon the Company or upon any of its properties, assets, revenues, income and franchises which are owed by the Company with respect to any period ending on or before the Closing Date have been paid, other than those currently payable without penalty or interest for which a reserve exists on the balance sheet included in the Interim Financials. The Company has withheld and paid all taxes required to be withheld or paid in connection with amounts paid or owing to any employee, creditor, independent contractor or third party. No federal tax return of the Company is currently under audit by the IRS (as defined in Section 11), and, except as set forth on Schedule 4.25, no other tax return of the Company is
                       -------------
currently under audit by any other taxing authority. Neither the IRS nor, except as set forth on Schedule 4.25, any other taxing authority is now asserting or
                -------------
threatening to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith or any adjustment that would have an adverse effect on the Company.

     4.26.  Indebtedness.  Except as disclosed on Schedule 4.26 hereto, the
            ------------                          -------------
Company is not in default in any material respects with respect to any outstanding Indebtedness or any instrument relating thereto and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by the Company or the operation of the business of the Company. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Indebtedness of the Company have been furnished to the Buyer.

     4.27.  Bank Accounts, Signing Authority, Powers of Attorney.  Except as set
            ----------------------------------------------------
forth on Schedule 4.27 hereto, the Company has no account or safe deposit box in
         -------------
any bank and no Person has any power, whether singly or jointly, to sign any checks on behalf of the Company to withdraw any money or other property from any bank, brokerage or other account of the Company or to act under any power of attorney granted by the Company at any time for any purpose. Schedule 4.27 also
                                                             -------------
sets forth the names of all persons authorized to borrow money or sign notes on behalf of the Company.

     4.28.  Inventory.  The inventory and supplies of the Company are adequate
            ---------
for present needs, and are in usable and saleable condition in the ordinary course of business, subject only to appropriate reserves for obsolescence reflected in the balance sheet included in the Interim Financials.

     4.29.  Minute Books.  The minute books and other records of the Company
            ------------
made available to the Buyer for inspection accurately record therein all actions taken by the Company's Board of Directors and shareholders. The stock records of the Company made available to the Buyer for inspection accurately record thereon all issuances and transfers of shares of the Company's capital stock.

     4.30.  Investment Representations.  The Seller is acquiring the Buyer's
            --------------------------
Stock for the purpose of investment and not with a view to distribution or resale thereof. The acquisition by the Seller of the Buyer's Stock shall constitute a confirmation of this representation. The Seller further represents that he has been furnished access to the business records of the Buyer and to such additional information and documents as he requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Buyer concerning the business and prospects of the Buyer and the issuance of the Buyer's Stock pursuant to this Agreement. The Seller further represents that he understands and agrees that until registered under the Securities Act of 1933, as amended, or transferred pursuant to the provisions of Rule 144 thereunder, or any similar provision as promulgated by the Securities and Exchange Commission, all certificates evidencing any of the Buyer's Stock, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

     "The securities represented hereby have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 or applicable state securities laws, or an opinion of counsel reasonably satisfactory to the Issuer that registration is not required under such Act or applicable state securities laws."

     4.31.  Broker. The Seller has not retained, utilized or been represented by
            ------
any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

     4.32.  Disclosure.  No representation or warranty by the Seller in this
            ----------
Agreement or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered to the Buyer pursuant hereto or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide the Buyer with proper and complete information as to the business, condition, operations and prospects of the Company. There is no fact which the Seller has not disclosed to the Buyer in writing which materially adversely affects, or so far as the Seller can now foresee will materially adversely affect, the business or condition (financial or other) of the Company or the ability of the Seller to perform this Agreement or any of the transactions contemplated hereby.

     5. REPRESENTATIONS AND WARRANTIES OF GRAND HOPE AND THE SELLER. Grand Hope and the Seller, jointly and severally, represent and warrant to the Buyer as follows:

     5.1.   Organization of the Grand Hope; Authority.  Grand Hope is a
            ------------------------------- ---------
corporation duly organized, validly existing and in good standing under the laws of the State of Florida; is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary; and has delivered to the Buyer complete and correct copies of Grand Hope's Articles of Incorporation and By-Laws and all amendments thereto. Grand Hope has all requisite power and authority to own or lease and operate its properties and to carry on its business as such business is now conducted.

     5.2.   Right to Lease Real Estate, Approvals; Binding Effect.  Grand Hope
            -------------------------------------  --------------
has all requisite power and full legal right to enter into this Agreement, to perform all of the agreements and obligations hereunder and to enter into the Largo Lease. This Agreement has been duly executed by Grand Hope and constitutes, and the Largo Lease, when executed and delivered by Grand Hope will have been duly executed and delivered and will constitute, the legal, valid and binding obligations of Grand Hope, enforceable against Grand Hope in accordance with their terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     5.3.   Subsidiaries. Grand Hope does not have any Subsidiaries (as defined
            ------------
 in Section 11) and does not own or hold of record and/or beneficially any shares of any class in the capital of any corporations. Grand Hope does not own any legal and/or beneficial interests in any partnerships, business trusts or joint ventures or in any other unincorporated trade or business enterprises.

     5.4.   Non-Contravention.  The execution and delivery of this Agreement and
            -----------------
the other documents contemplated hereby to which Grand Hope is a party, and the consummation by Grand Hope of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of Grand Hope, each as amended to date; or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any property of Grand Hope or its stockholders pursuant to (i) any agreement or instrument to which Grand Hope or its stockholders is a party or by which any of its or its stockholders' properties is bound, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority.

     5.5.   Governmental Consents; Transferability of Licenses, Etc.  To the
            -------------------------------------------------------
best knowledge of the Seller, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by Grand Hope of this Agreement and the other documents contemplated hereby to which Grand Hope is a party, or for the consummation by Grand Hope of the transactions contemplated hereby or thereby. Grand Hope has and maintains all licenses, permits and other authorizations from all governmental authorities (collectively, the "Real Estate
                                                                     -----------
Permits") as are necessary or desirable for the ownership of the Largo Real
- -------
Estate or the operation of the activities currently conducted on the Largo Real Estate. All of the Real Estate Permits are transferable to the Buyer, and true and complete copies of such Real Estate Permits have previously been delivered to the Buyer.

     5.6.   Litigation, Etc.  To the best knowledge of the Seller, no action,
            ---------------
suit, proceeding or investigation is pending or threatened against Grand Hope (nor is there any basis therefor known to Grand Hope or the Seller).

     5.7.   Conformity to Law.  To the best knowledge of the Seller, Grand Hope
            -----------------
has in all material respects complied with, and is in material compliance with, all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to Real Estate (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance). To the best knowledge of the Seller, Grand Hope has not committed, been charged with, or been under investigation with respect to, nor does there exist, any material violation of any provision of any federal, state or local law or administrative regulation in respect of the Largo Real Estate.

     5.8.   Title to Largo Real Estate.  Grand Hope has good and marketable
            --------------------------
title to the Largo Real Estate, which is all free and clear of all liens, pledges, charges, security interests, encumbrances or title retention agreements of any kind or nature. The Largo Real Estate is in good condition and repair and is adequate and sufficient to carry on the business of the Company as presently conducted. There are no material defects in any improvements to the Largo Real Estate, as to title or condition. Neither Grand Hope nor the Seller has received any notice that either the whole or any portion of the Largo Real Estate is to be condemned, requisitioned or otherwise taken by any public authority, and neither Grand Hope nor the Seller has any knowledge of any public improvements that may result in special assessments against or otherwise affect any of the Largo Real Estate. There are no leases of the Largo Real Estate other than the lease to the Company described in Schedule 4.12(a) (the "Existing Lease").
                                  ----------------       -------- -----

     5.9.   Safety, Zoning and Environmental Matters.
            ----------------------------------------

            (a)  Except as set forth on Schedule 5.9, to the Seller's knowledge:
                                        ------------

                 (i) Grand Hope is not in material violation or alleged material violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under any Environmental Laws;

                (ii) Grand Hope has not received notice from any third party, including without limitation any federal, state or local governmental authority,
(A) that Grand Hope or any predecessor in interest has been identified by the EPA as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986);
(B) that any Hazardous Substances which Grand Hope or any predecessor in interest has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Company or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that Grand Hope or any predecessor in interest is or shall be a named party to any claim, action, cause of action, complaint, (contingent or otherwise) legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances; and

               (iii) (A) no portion of the Largo Real Estate has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and except as set forth on Schedule 4.13(b), no underground tank or other underground
                ----------------
storage receptacle for Hazardous Substances is located on such property; (B) in the course of any activities conducted by Grand Hope, the Company or any other operators, no Hazardous Substances have been generated or are being used on the Largo Real Estate except in accordance with applicable Environmental Laws; (C) the Largo Real Estate is free from material contamination of every kind caused by the Company or Grand Hope, including without limitation, groundwater, surface water, soil, sediment and air contamination, and the Largo Real Estate does not contain asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment containing polychlorinated biphenyls or any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law, or which poses a hazard to the health and safety of the occupants of such properties or those adjacent thereto and for which the Company or Grand Hope is responsible; (D) neither the Company nor Grand Hope has caused any releases by the Company or Grand Hope (i.e., any past or present releasing,
                                           ----
spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the Largo Real Estate except in accordance with applicable Environmental Laws; (E) there have been no releases on, upon, from or into any real property in the vicinity of any the Largo Real Estate, which, through soil or groundwater contamination, may have come to be located on the Largo Real Estate; and (F) in addition, any Hazardous Substances that have been generated on the Largo Real Estate, have been transported offsite only by carriers having identification numbers issued by the EPA and have been treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best knowledge of Grand Hope and the Seller, operating in compliance with such permits and applicable Environmental Laws.

            (b)  Attached as part of Schedule 4.13(c) is a list of all
                                     ----------------
documents, reports, site assessments, data, communications or other materials, in Grand Hope's or the Seller's possession or to which it or they have access, which contain any material information with respect to potential environmental liabilities associated with the Largo Real Estate and relating to compliance with Environmental Laws or the environmental condition of the Largo Real Estate and adjacent properties. Grand Hope has furnished to the Buyer complete and accurate copies of all of the documents, reports, site assessments, data, communications and other materials listed on Schedule 4.13(c) hereto.
                                             ----------------

     5.10.  Taxes.  Grand Hope has duly filed with the appropriate government
            -----
agencies all of the tax returns and material reports required to be filed by it as to the Largo Real Estate. No waiver of any statute of limitations relating to such taxes has been executed or given by Grand Hope.

     5.11.  Broker.  Grand Hope has not retained, utilized or been represented
            -------
by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement in connection with the Largo Real Estate.

     6. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to each of the Seller and Grand Hope as follows:

     6.1.   Organization of Buyer; Authority.  The Buyer is a corporation duly
            --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite power and authority to execute and deliver this Agreement and all other agreements referred to herein to be executed by the Buyer, including without limitation the Employment and Non-Competition Agreements (collectively, the "Buyer Agreements"), and to carry out
                               ----------------
all of the actions required of it pursuant to the terms hereof and thereof.

     6.2.   Corporate Approval; Binding Effect.  The Buyer has obtained all
            ------------------  --------------
necessary authorizations and approvals from its Board of Directors and stockholders required for the execution and delivery of this Agreement and the other Buyer Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Buyer and constitutes, and the other Buyer Agreements when executed and delivered by the Buyer will have been duly executed and delivered and will constitute, the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     6.3.   Non-Contravention.  The execution and delivery by the Buyer of this
            -----------------
Agreement and the other Buyer Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Buyer, each as amended to date; or (b) constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien upon any property of the Buyer pursuant to (i) any agreement or instrument to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which the Buyer is subject.

     6.4.   Governmental Consents.  No consent, approval or authorization of, or
            ---------------------
registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Buyer of this Agreement and the other Buyer Agreements or for the consummation by the Buyer of the transactions contemplated hereby or thereby.

     6.5.   Issuance of the Buyer's Stock.  The Buyer has obtained all necessary
            -----------------------------
authorizations and approvals required for the issuance and delivery of the Buyer's Stock. As of the date hereof, the authorized, issued and outstanding capital stock of the Buyer is set forth on Schedule 6.5 hereto. Such shares of
                                           ------------
capital stock are held of record as set forth on Schedule 6.5.  When issued in
                                                 ------------
accordance with the terms of this Agreement, the Buyer's Stock will be duly authorized, validly issued, fully paid and nonassessable.

     6.6.   Broker.  The Buyer has not retained, utilized or been represented by
            ------
any broker, agent, finder or other intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement, except with respect to Mr. Doug Abel, whom it shall be the Buyer's sole responsibility to compensate.

     6.7.   Indemnification of Seller's Personal Guaranties.  To the extent that
            -----------------------------------------------
the Seller has personally guaranteed any performance or obligations of the Company, the Buyer represents and warrants that (a) the Buyer will use reasonable efforts to obtain a release of the Seller's personal guaranty or guaranties, or, if it cannot secure such a release, (b) the Buyer shall indemnify and hold the Seller harmless from and against any personal liabilities that may be imposed upon the Seller by virtue of the Company performing or failing to perform in such a manner as to cause the Seller personal liability under any personal guaranty or guaranties executed by the Seller on behalf of the Company.

     7. CONDUCT OF BUSINESS BY THE COMPANY AND GRAND HOPE PENDING CLOSING. The Seller and Grand Hope covenant and agree that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by the Buyer in writing:

     7.1.   Full Access.  The Seller shall cause the Company and Grand Hope to
            -----------
afford to the Buyer and its authorized representatives full access during normal business hours to all properties, books, records, contracts and documents of the Company and Grand Hope and a full opportunity to make such reasonable investigations as they shall desire to make of the Company and Grand Hope, and the Seller shall furnish or cause to be furnished to the Buyer and its authorized representatives all such information with respect to the affairs and businesses of the Company and Grand Hope as the Buyer may reasonably request.

     7.2.   Carry on in Regular Course.  The Seller shall cause the Company and
            --------------------------
Grand Hope to maintain their owned and leased properties in good operating condition and repair, and to make all necessary renewals, additions and replacements thereto, and to carry on their business diligently and substantially in the same manner as heretofore and not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation.

     7.3.   No General Increases.  The Seller shall not permit the Company to
            --------------------
grant any general or uniform increase in the rates of pay of employees of the Company, nor grant any general or uniform increase in the benefits under any bonus or pension plan or other contract or commitment to, for or with any such employees; and the Company shall not increase the compensation payable or to become payable to officers, key salaried employees or agents, or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, key salaried employees or agents.

     7.4.   No Dividends, Issuances, Repurchases, etc.  The Seller shall not
            -----------------------------------------
permit the Company to declare or pay any dividends (whether in cash, shares of stock or otherwise) on, or make any other distribution in respect of, any shares of its capital stock, or issue, purchase, redeem or acquire for value any shares of its capital stock.

     7.5.   Contracts and Commitments.  The Seller shall not permit the
            -------------------------
Company or Grand Hope to enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with the business practices of the Company or Grand Hope.

     7.6.   Purchase and Sale of Capital Assets.  The Seller shall not permit
            -----------------------------------
the Company or Grand Hope to purchase or sell or otherwise dispose of any capital asset with a market value in excess of $1,000, or of capital assets of market value aggregating in excess of $5,000 without the prior written consent of the Buyer, and in no event shall purchase, sell or otherwise dispose of any capital asset other than in the ordinary course of business.

     7.7.   Insurance.  The Seller shall cause the Company and Grand Hope to
            ---------
maintain with financially sound and reputable insurance companies, funds or underwriters, adequate insurance (including without limitation the insurance described on Schedule 4.14) of the kinds, covering such risks and in such
             -------------
amounts and with such deductibles and exclusions as are consistent with prudent business practice.

     7.8.   Preservation of Organization.  The Seller shall cause the Company to
            ----------------------------
use its best efforts to preserve its business organization intact, to keep available to the Buyer the present key officers and employees of the Company and to preserve for the Buyer the present relationships of the Company's suppliers and customers and others having business relations with the Company.

     7.9.   No Default.  The Seller shall not permit the Company to do any act,
            ----------
or omit to do any act, or permit any act or omission to act, which will cause a material breach of any contract, commitment or obligation of the Company.

     7.10.  Compliance with Laws.  The Seller shall cause the Company or Grand
            --------------------
Hope to comply with all material laws, regulations and orders applicable with respect to its business.

     7.11.  Advice of Change.  The Seller will promptly advise the Buyer in
            ----------------
writing of any material adverse change in the business, condition, operations, prospects or assets of the Company or the Largo Real Estate.

     7.12.  No Shopping.  The Seller shall not, and shall not permit the Company
            -----------
or Grand Hope to negotiate for, solicit or enter into any agreement with respect to the sale of the KTL Stock or any substantial portion of the assets of the Company or any merger or other business combination of the Company, or the Largo Real Estate, to or with any Person other than the Buyer.

     7.13.  Consents of Third Parties.  The Seller will employ his best efforts
            -------------------------
to secure, before the Closing Date, the consent, in form and substance satisfactory to the Buyer and the Buyer's counsel, to the consummation of the transactions contemplated by this Agreement by each party to any contract, commitment or obligation of the Company, under which such transactions would constitute a default, would accelerate obligations of the Company or would permit cancellation of any such contract.

     7.14.  Payments on NJ Mortgage.  The Seller will not permit the Company to
            -----------------------
make, or require the Company to make, any payment of principal or interest on the NJ Mortgage. Neither the Seller nor his spouse shall transfer their interest in the NJ Mortgage or the NJ Note.

     7.15.  Satisfaction of Conditions Precedent.  The Seller will use his best
            ------------------------------------
efforts to cause the satisfaction of the conditions precedent contained herein.

     8. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligation of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

     8.1.   Representations and Warranties True at Closing. The representations
            ----------------------------------------------
and warranties made by the Seller and Grand Hope in or pursuant to this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

     8.2.   Compliance with Agreement.  The Seller shall have performed and
            -------------------------
complied with all of his obligations under this Agreement to be performed or complied with by him on or prior to the Closing Date.

     8.3.   No Material Change.  There shall not have been or threatened to be,
            ------------------
any material damage to or loss or destruction of any properties or assets owned or leased by the Company (whether or not covered by insurance) or any material adverse change in the condition (financial or otherwise), operations, business, prospects or assets of the Company or imposition of any laws, rules or regulations which would materially adversely affect the condition (financial or otherwise), operations, business, prospects or assets of the Company, or the Largo Real Estate.

     8.4.   Seller's Certificate.  The Seller and Grand Hope shall have
            --------------------
delivered to the Buyer in writing, at and as of the Closing, a certificate duly executed by each of them, in form and substance satisfactory to the Buyer and the Buyer's counsel, certifying that the conditions in each of Sections 8.1, 8.2 and 8.3 have been satisfied.

     8.5.   Opinion of Counsel.  At the Closing, Stull & Barber, P.A., counsel
            ------------------
to the Seller, the Company and Grand Hope shall have delivered to the Buyer a written opinion, addressed to the Buyer and dated the Closing Date, substantially in the form of Exhibit E hereto.
                             ---------

     8.6.   Approvals.  All corporate and other approvals in connection with the
            ---------
transactions contemplated by this Agreement and the form and substance of all certificates and other documents delivered hereunder shall be reasonably satisfactory in form and substance to the Buyer and its counsel.

     8.7.   No Litigation.  No restraining order or injunction shall prevent the
            -------------
transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body (a) in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or (b) in connection with any claim for damages in excess of $5,000 against the Company (except for the matters disclosed on Schedule 4.10
                                                                   -------------
hereto).

     8.8.   Employment and Non-Competition Agreements.  At the Closing, each of
            ------------------------------ ----------
the persons listed on Schedule 8.8 hereto shall have executed and delivered to
                      ------------
the Buyer a non-competition agreement and an employment agreement in the form of Exhibit F hereto (the "Employment and Non-Competition Agreements"), and each of
- ---------              -----------------------------------------
such Employment and Non-Competition Agreements shall be in full force and effect.

     8.9.   Resignations of Directors and Officers.  As set forth on Schedule
            --------------------------------------                   --------
8.9 hereto, all of the directors and officers of the Company shall have resigned
- ---
their positions with the Company, on or prior to the Closing Date, and prior thereto shall have executed such appropriate documents with respect to the transfer or establishment of bank accounts, signing authority, etc., as the Buyer shall have reasonably requested.

     8.10.  Environmental Reports.  The Buyer shall have obtained, at its own
            ---------------------
expense, reports, in form and substance satisfactory to it, of an environmental engineering firm satisfactory to the Buyer, as to compliance of the Largo Real Estate and the New Jersey Real Estate and other leased properties as Buyer may, in its sole discretion, deem necessary with all applicable environmental statutes, rules and regulations, including without limitation the absence of any oil or hazardous waste on such real estate and other leased real properties.

     8.11.  Title Insurance.  The Buyer shall have received a title insurance
            ---------------
policy on the NJ Real Estate issued by a title insurer reasonably acceptable to, and in form reasonably acceptable to, the Buyer naming the Company as the insured.

     8.12.  Consents of Third Parties.  The Seller will have obtained the
            -------------------------
consent, in form and substance satisfactory to the Buyer and the Buyer's counsel, to the consummation of the transactions contemplated by this Agreement by each party to any contract, commitment or other obligation of the Company or Grand Hope under which such transactions would constitute a default, would accelerate obligations of the Company or Grand Hope or the Buyer or would permit cancellation of any such contract.

     8.13.  Clearwater Lease.  The Seller and the Company shall have entered
            ----------------
into a lease for the Clearwater Property in the form of Exhibit G (the
                                                        ---------
"Clearwater Lease").
- -----------------

     8.14.  Largo Lease.  Grand Hope and the Seller shall have entered into the
            -----------
Largo Lease.

     8.15.  NJ Amendment.  The Seller, his spouse and the Company shall have
            ------------
entered into the NJ Amendment.

     8.16.  Proceedings and Documents Satisfactory.  All proceedings in
            --------------------------------------
connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Buyer in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Buyer and the Buyer's counsel, and the Buyer shall have received the originals or certified or other copies of all such records and documents as the Buyer may reasonably request.

     9. CONDITIONS PRECEDENT TO THE SELLER'S AND GRAND HOPE'S OBLIGATIONS. The obligation of the Seller and Grand Hope to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing Date of each of the following conditions (to the extent noncompliance is not waived in writing by the Seller and Grand Hope):

     9.1.   Representations and Warranties True at Closing. The representations
            ----------------------------------------------
and warranties made by the Buyer in this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

     9.2.   Compliance with Agreement.  The Buyer shall have performed and
            -------------------------
complied with all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

     9.3.   Closing Certificate.  The Buyer shall have delivered to the Seller
            -------------------
in writing, at and as of the Closing, a certificate duly executed by each of the President and Treasurer of the Buyer, in form and substance satisfactory to the Seller and his counsel, to the effect that the conditions in each of Sections
9.1 and 9.2 have been satisfied.

     9.4.   Opinion of Counsel.  On the Closing Date, Bingham, Dana & Gould LLP,
            ------------------
counsel to the Buyer, shall have delivered to the Seller a written opinion, dated the Closing Date and addressed to the Seller and Grand Hope, substantially in the form of Exhibit H hereto.
               ---------

     9.5.   Largo Lease.  Grand Hope and the Seller shall have entered into the
            -----------
Largo Lease.

     9.6.   NJ Amendment.  The Seller, his spouse and the Company shall have
            ------------
entered into the NJ Amendment.

     9.7.   Clearwater Lease.  The Company shall have entered into the
            ----------------
Clearwater Lease.

     9.8.   No Material Change.  There shall not have been or threatened to be,
            ------------------
any material damage to or loss or destruction of any properties or assets owned or leased by the Buyer (whether or not covered by insurance) or any material adverse change in the condition (financial or otherwise), operations, business, prospects or assets of the Buyer or imposition of any laws, rules or regulations which would materially adversely affect the condition (financial or otherwise), operations, business, prospects or assets of the Buyer.

     9.9.   Proceedings and Documents Satisfactory.  All proceedings in
            --------------------------------------
connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Seller and Grand Hope in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Seller and Grand Hope and their counsel, and the Seller and Grand Hope shall have received the originals or certified or other copies of all such records and documents as the Seller and Grand Hope may reasonably request.

     10. CONFIDENTIAL INFORMATION. Any and all information disclosed by the Buyer to the Seller, the Company or Grand Hope or by the Seller, the Company or Grand Hope to the Buyer as a result of the negotiations leading to the execution of this Agreement, or in furtherance thereof, which information was not already known to the Seller, the Company or Grand Hope or to the Buyer, as the case may be, shall remain confidential to each of the Seller, the Company and Grand Hope and the Buyer and their respective employees and agents until the Closing Date. If the Closing does not take place for any reason, the Seller, the Company and Grand Hope and the Buyer agrees not to further divulge or disclose or use for its benefit or purposes any such information at any time in the future unless it has otherwise become public. The information intended to be protected hereby shall include, but not be limited to, financial information, customers, sales representatives, and anything else having an economic or pecuniary benefit to the Buyer or any of the Seller, the Company and Grand Hope, respectively.

     11. DEFINITIONS. As used herein the following terms not otherwise defined have the following respective meanings:

     "Income Taxes":  any Taxes based upon or related to income, including any
      ------------
Taxes calculated in whole or in part based upon net revenues.

     "Indebtedness":  As applied to any Person (as defined in this Section 11),
      ------------
(a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the Seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability of such Person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clause (a), (b),
(c), (d), (e) or (f) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

     "IRS":  The United States Internal Revenue Service.
      ---

     "Non-Income Taxes":  any Taxes other than Income Taxes.
      ----------------

     "Person":  A corporation, an association, a partnership, a limited
      ------
liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "Seller's Knowledge":  "to the knowledge of the Seller", "known to Seller"
      ------------------
and similar qualifiers shall be deemed to include not only the actual knowledge of the Seller but also all facts and circumstances of which the Seller could reasonably be expected to obtain actual knowledge in the course of the diligent and prudent management of the day-to-day affairs of the business of the Company and Grand Hope.

     "State":  Any state or commonwealth of the United States of America; the
      -----
District of Columbia; the Commonwealth of Puerto Rico; and any other dependency, possession or territory of the United States of America.

     "Subsidiary":  With respect to any Person, any corporation a majority (by
      ----------
number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the
                                                    -
absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the
                 -
election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

     "Tax":  Any federal, state, local, or foreign income, gross receipts,
      ---
franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

     12.    INDEMNIFICATION.

     12.1.  Indemnity by the Seller.  Subject to the overall limitations,
            -----------------------
minimum amounts and time limitations set forth in Section 12.5, the Seller and Grand Hope (in the case of Grand Hope, only insofar as it relates to Largo Site Claims, as defined below) jointly and severally agree to indemnify and hold the Buyer and the Company (and their respective directors, officers, employees and affiliates) harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the fees and disbursements of counsel (collectively, the "Losses") related to or arising,
                                             ------
directly or indirectly, out of:

            (i) any failure or any breach by the Seller or Grand Hope of any representation or warranty, covenant, obligation or undertaking made by the Seller or Grand Hope in this Agreement, any Schedule or Exhibit hereto, or any other statement, certificate or other instrument delivered pursuant hereto;

            (ii) any actual or alleged liability of the Company (A) for any Income Taxes with respect to any period through the Closing Date, including any Income Taxes arising as a result of the Section 338(h)(10) election referred to in Section 1.4 of this Agreement, and (B) for any Non-Income Taxes with respect to any period through the Closing Date, to the extent, in the case of this clause (B), such liability for Non-Income Taxes is not adequately reflected or accrued for on the balance sheet included in the Interim Financials or was incurred since March 31, 1996 not in the ordinary course of business and for which an accrual does not exist on the Company's books at the Closing Date;

            (iii) any actual or alleged liability for death or injury to person or property, to the extent not covered by insurance, as a result of any actual or alleged defect in any product sold or manufactured or service provided by the Company on or prior to the Closing Date but only to the extent that the liability with respect thereto exceeds any Recorded Liability therefor;

            (iv) whether or not the event, circumstance or fact giving rise to Losses also constitutes a breach of any of the Seller's and Grand Hope's representations and warranties in Sections 4.13 and 5.9 or is disclosed on any Schedule hereto, (A) the violation by the Company, the Seller or Grand Hope at any time prior to the Closing Date of any Environmental Laws, (B) the release, emission or discharge (whether or not by the Company, the Seller or Grand Hope) or presence at any time on or prior to the Closing Date of any Hazardous Substance, toxic pollutants or other chemical by-products onto, from or into or on any real property presently owned, leased or operated by the Seller, the Company or Grand Hope (with any Losses to include any liability or alleged liability for cleanup, removal, remediation or other response costs or for death or injury to person or property), (C) the release, emission or discharge by the Company, the Seller or Grand Hope or any of their agents at any time on or prior to the Closing Date of any Hazardous Substance, toxic pollutants or other chemical by-products onto, from or into or on any real property formerly owned, leased or operated by the Seller, the Company or Grand Hope or any of their predecessors in interest (with any Losses to include any liability or alleged liability for cleanup, removal, remediation or other response costs or for death or injury to person or property) or (D) any disposal or shipment by the Company or Grand Hope prior to the Closing Date of any Hazardous Substance, toxic pollutants or other chemical by-products (with any Losses to include any liability or alleged liability for cleanup, removal, remediation or other response costs or for death or injury to person or property);

            (v) any contractual product warranty claims arising out of defects in any product shipped by the Company on or prior to the Closing Date but only to the extent that the liability with respect thereto exceeds any accrual therefor on the balance sheet included in the Interim Financials or such liability was incurred since March 31, 1996 not in the ordinary course of business and for which an accrual does not exist on the Company's books at the Closing; or

            (vi) any liability of the Company with respect to any of the items disclosed on Schedules 4.10, 4.11, 4.13, 4.17(d) or 5.9 hereto.
                  -----------------------------------    ---

     12.2.  Indemnity by the Buyer.  The Buyer agrees to indemnify and hold the
            ----------------------
Seller and Grand Hope (and its directors, officers, employees and affiliates) harmless from and with respect to any and all Losses suffered by them, related to or arising from, directly or indirectly, any failure or any breach by the Buyer of any representation or warranty, covenant, obligation or undertaking made by the Buyer in this Agreement, any Schedule or Exhibit hereto, or any other statement, certificate or other instrument delivered pursuant hereto to the Seller or Grand Hope, as applicable.

     12.3.  Claims.
            ------

            (a)   Notice.  Any party seeking indemnification hereunder (the
                  ------
"Indemnified Party") shall promptly notify the other party hereto (the
- ------------------
"Indemnifying Party") of any action, suit, proceeding, demand or breach (a
- -------------------
"Claim") with respect to which the Indemnified Party claims indemnification
- ------
hereunder, provided that failure of
           --------
the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 12 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby.

            (b)    Third Party Claims.  If such Claim relates to any action,
                   ------------------
suit, proceeding or demand instituted against the Indemnified Party by a third party (a "Third Party Claim"), other than a Third Party Claim subject to the
          -----------------
Settlement Agreement, the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim after receipt of notice of such claim from the Indemnified Party. Within thirty (30) days after receipt of notice of a particular matter from the Indemnified Party, the Indemnifying Party may assume the defense of such Third Party Claim, in which case the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim, if and only if the following conditions are satisfied:

                   (i) the Indemnifying Party shall have confirmed in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim; and

                   (ii) the Indemnified Party shall not have given the Indemnifying Party written notice that it has determined, in the exercise of its reasonable discretion, that matters of corporate or management policy or a conflict of interest make separate representation by the Indemnified Party's own counsel advisable.

     If both of the preceding conditions are satisfied, the Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

            (c) Third-Party Claims relating to motor vehicle accidents occurring prior to the Closing shall be defended as provided in the Settlement Agreement.

     12.4.  Method and Manner of Paying Claims.  In the event of any Claims
            ----------------------------------
under this Section 12, the claimant shall advise the party or parties who are required to provide indemnification therefor in writing of the amount and circumstances surrounding such Claim. With respect to liquidated Claims, if within thirty days the other party has not contested such Claim in writing, the other party will pay the full amount thereof within ten days after the expiration of such period. Any amount owed by an Indemnifying Party hereunder with respect to any Claim may be set-off by the Indemnifying Party against any amounts owed by the Indemnified Party to such Indemnifying Party. The unpaid balance of a Claim shall bear interest at a rate per annum equal to the rate announced by The First National Bank of Boston as its "Base Rate" plus two
                                                                  ----
percent (2%) from the later of the date notice thereof is given by the

Indemnified Party to the Indemnifying Party or the date on which the Indemnified Party paid or incurred the applicable Loss.

     12.5.  Limitations on Indemnification.
            ------------------------------

            (a) The Seller shall not be required to indemnify the Buyer hereunder except to the extent that the cumulative amount of Losses for which the Buyer is otherwise entitled to indemnification pursuant to this Section 12 exceeds $100,000, whereupon the Buyer shall be entitled to be paid the excess of
(i) the aggregate amount of all such Losses over (ii) $100,000, subject to the limitations on maximum amount of recovery set forth in Section 12.5(b); provided, that Losses related to or arising directly or indirectly out of any of
- --------
the items listed on Schedule 4.25 hereto or any inaccuracies in any
                    -------------
representation or warranty made by the Seller or Grand Hope in Sections 4.2, 4.4, 4.5, 4.10, 4.17, 4.25, 4.30, 5.2, 5.6, 5.8, 5.9 or 5.11 or payable with respect to claims for indemnification made with respect to Sections 12.1(ii),
(iii), (v) or (vi) (except insofar as (vi) relates to Schedule 4.13(b)) hereof
                                                      -----------------
or payable with respect to claims for indemnification under Section 12.1(iv)(A) or (B) and relating in any way to the Largo Real Estate (a "Largo Site Claim",
                                                            ----------------
with all of the foregoing referred to collectively as "Unlimited Claims") shall
                                                       ----------------
be indemnified in their entirety by the Seller and shall not be subject to the limitations set forth in this Section 12.5(a).

            (b) The aggregate Losses payable by an Indemnifying Party pursuant to this Section 12 with respect to all claims for indemnification, other than with respect to Unlimited Claims and any claim for breach of the representations and warranties contained in Section 4.13 or Section 5.9 and any claim under Section 12.1(iv) (collectively "Environmental Claims"), shall not
                                            --------------------
exceed the aggregate of the Stock Purchase Price plus $3,500,000. Moreover, the aggregate Losses payable by an Indemnifying Party with respect to all Largo Site Claims shall not exceed $2,400,000. As provided in the Largo Lease, the Company may reduce the purchase price payable for the Largo Real Estate by the amount of all Losses attributable to Largo Site Claims, including all costs of remedial or investigative work performed subsequent to August 16, 1996. As provided in the Largo Lease, in the event that the Company reduces the purchase price payable for the Largo Real Estate to reflect Largo Site Claims in the nature of costs to be incurred in the future in connection with known conditions at or relating to the Largo Real Estate, if such costs are never actually incurred the Company shall pay to Grand Hope that portion of the purchase price withheld plus interest at a rate of 8% per annum from the date the reduced purchase price for the Largo Real Estate was actually paid to the date the withheld portion of the purchase price is actually paid.

            (c) No Indemnifying Party shall be liable for any Losses pursuant to this Section 12 unless a written claim for indemnification in accordance with
Section 12.4 is given by the Indemnified Party to the Indemnifying Party with respect thereto within one (1) year after the Closing, except that this time limitation shall not apply to any Losses related to or arising directly or indirectly out of any Unlimited Claims, Environmental Claims or Section 6.7, as to which in each case the applicable statute of limitations shall apply.

     13.    GENERAL.

     13.1   Survival of Representations, Warranties and Covenants.  The
            -----------------------------------------------------
representations, warranties and covenants of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby (in each case except as affected by the transactions contemplated by this Agreement) shall be deemed material and, notwithstanding any investigation by them, shall be deemed to have been relied on by them and shall survive the Closing, and the consummation of the transactions contemplated hereby. Each representation and warranty made by the Seller or Grand Hope or the Buyer in this Agreement shall expire on the last day, if any, that Claims for breaches of such representation or warranty may be made pursuant to Section
12.5 hereof, except that any such representation or warranty that has been made the subject of a Claim prior to such expiration date shall survive with respect to such Claim until the final resolution of such Claim pursuant to Section 12.

     13.2.  Expenses.  The Company shall be responsible for all costs of site
            --------
investigation and tank removal for the Largo Real Estate, but only to the extent incurred on or prior to August 16, 1996. The Company shall be responsible for up to $35,000 in attorney's fees and $15,000 in accountant's fees incurred on behalf of the Seller and Grand Hope in connection with the transactions contemplated by this Agreement. Except as provided above in this Section 13.2, all expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including without limitation attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

     13.3.  Notices.  All notices, demands and other communications hereunder
            -------
shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

     If to the Seller and/or Grand Hope, to:

             Ronald N. Damico
             10530 Vonn Road
             Largo, Florida 34644


     with a copy sent contemporaneously to:

             R. Jeffrey Stull, Esq.
             Stull & Barber, P.A.
             602 South Boulevard
             Tampa, Florida  33606

     If to the Buyer, to:

             J. Michael May, Esq.
             Suite 1101
             301 Commerce Street
             Fort Worth, Texas  76102

     with a copy sent contemporaneously to:

             John R. Utzschneider, Esq.
             Bingham, Dana & Gould LLP
             150 Federal Street
             Boston, Massachusetts 02110

     Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, three (3) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

     13.4.  Entire Agreement.  This Agreement contains the entire understanding
            ----------------
of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

     13.5.  Governing Law.  The validity and construction of this Agreement
            -------------
shall be governed and construed and enforced in accordance with the internal laws (and not the choice-of-law rules) of the State of Florida and the venue for any disputes arising between the parties hereunder shall be in an appropriate court or other tribunal in Florida.

     13.6.  Sections and Section Headings.  The headings of sections and
            -----------------------------
subsections are for reference only and shall not limit or control the meaning thereof.

     13.7.  Assigns.  This Agreement shall be binding upon and inure to the
            -------
benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto; provided, however, that nothing
                                           --------  -------
contained in this Section 13.7 shall prevent the Buyer, without the consent of the Seller, (a) from transferring or assigning this Agreement or its rights or obligations hereunder to another entity controlling, under the control of, or under common control with the Buyer or (b) from assigning all or part of its rights or obligations hereunder by way of collateral assignment to any bank or financing institution providing financing for the acquisition contemplated hereby, but no such transfer or assignment made pursuant to clauses
(a) or (b) shall relieve the Buyer of its obligation under this Agreement.

     13.8.  Severability.  In the event that any covenant, condition, or other
            ------------
provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

     13.9.  Further Assurances.  The parties agree to take such reasonable steps
            ------- ----------
and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

     13.10. No Implied Rights or Remedies.  Except as otherwise expressly
            -----------------------------
provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Seller, Grand Hope and the Buyer and their respective shareholders, if any, any rights or remedies under or by reason of this Agreement.

     13.11. Counterparts.  This Agreement may be executed in multiple
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.12. Satisfaction of Conditions Precedent. Each of the Seller, Grand
            ------------------------------------
Hope and the Buyer will use its or his best efforts to cause the satisfaction of the conditions precedent contained in this Agreement; provided, however, that
                                                      --------  -------
nothing contained in this Section 13.12 shall obligate either party hereto to waive any right or condition under this Agreement.

     13.13. Public Statements or Releases.  Each of the parties hereto agrees
            -----------------------------
that prior to the consummation of the Closing no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other party hereto. Nothing contained in this Section 13.13 shall prevent either party from making such disclosures as such party may consider necessary to satisfy such party's legal or contractual obligations.

     13.14. Disclosure in Schedules.  For purposes of this Agreement, with
            -----------------------
respect to any matter that is clearly disclosed in any Schedule in such a way as to make its relevance to the information called for by another Section of this Agreement readily apparent, such matter shall be deemed to have been included in the applicable

Schedule in response to such other Section, notwithstanding the omission of any appropriate cross-reference thereto.

     13.15. Effect of Letter of Intent; Adjustment to Purchase Price.  With
            --------------------------------------------------------
respect to the letter of intent, dated April 25, 1996 (the "Letter of Intent"),
                                                            ----------------
between the Seller and the Buyer, the Seller acknowledges that it has caused the Company to operate on a basis consistent with Section 10 of the Letter of Intent since April 25, 1996, notwithstanding the stated expiration date set forth in the Letter of Intent. Accordingly, the Company has not since at least June 1, 1996 engaged in any of the activities prohibited by Section 10 of the Letter of Intent without seeking the Buyer's prior consent. In light of the significant negative control exercised by the Buyer over the Company since at least June 30, 1996, and delays in the consummation of the transactions contemplated by this Agreement, the Buyer and the Seller have agreed to increase the Cash Portion by $108,000 from $8,010,000 to the $8,118,000 amount specified in Section 1.2 to compensate the Seller for such delay.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

                              BUYER:
                              -----

                              AMERITRUCK DISTRIBUTION CORP.
Attest:


/s/ J. Michael May            By:   /s/ M. Lawrence
- ----------------------------     -----------------------------------------
Secretary                     Title:  President and Chief Executive
                                      Officer

                              SELLER:
                              ------

                              RONALD N. DAMICO

/s/ Sandra L. Damico          /s/ Ronald N. Damico
- ----------------------------  -------------------------------
Witness                               Individually


Attest:                       GRAND HOPE INVESTMENTS, INC.


/s/ Ronald Damico             By:   /s/ Sandra L. Damico
- ----------------------------     -----------------------------------------
Secretary                     Title:  President

                               LIST OF SCHEDULES
                               ---- -- ---------

SCHEDULE  DESCRIPTION
- --------  -----------
2.1       Largo Real Estate
3.2(e)    New Jersey Real Estate
4.4       List of Individuals Whose Stock Interests Were Redeemed
4.7       Consents and Permits
4.8       Financial Statements
4.9       Certain Changes
4.10      Litigation
4.12      Liens and Encumbrances
4.12(a)   Exceptions Concerning Certain Real Estate
4.12(b)   Descriptions of Real Estate Leases
4.13      Real Estate Legal Descriptions
4.13(b)   Underground Storage Tanks
4.13(c)   Site Assessments and Reports
4.14      List of Policies of Insurance
4.15      Certain Contracts
4.16      Certain Officers and Employees
4.17(a)   Employee Benefit Plans
4.17(d)   Exceptions Concerning Employee Benefit Plans
4.19      Potential Conflicts of Interest
4.20      Patents, Trademarks, Etc.
4.21      Certain Suppliers and Customers
4.25      Exceptions on Tax Matters
4.27      Bank Accounts; Authorized Signatures
5.9       Exceptions Concerning Safety, Zoning and Environmental Matters
6.5       Capitalization
8.8       Persons to Receive Employment Contracts
8.9       Resignation of Officers and Directors


     Pursuant to Item 601(b)(2) of Regulation S-K, the foregoing schedules to the Stock Purchase Agreement are not included as part of this Current Report on Form 8-K. The Registrant hereby agrees to furnish supplementally copies of any of the foregoing schedules to the Commission upon request.

                                                                       EXHIBIT A



                             AGREEMENT CONCERNING
                           PROCEDURE FOR SETTLEMENTS
                        AND SATISFACTION OF LITIGATION
                        ------------------------------


THIS AGREEMENT, dated this 23 day of August, 1996, is by and between RONALD N. DAMICO, an individual residing in Pinellas County, Florida (hereinafter the "Seller"), and AMERITRUCK DISTRIBUTION CORP., a Delaware corporation (hereinafter the "Buyer"), hereinafter the "Settlement Procedure Agreement."

     WHEREAS, Seller and Buyer have entered into that certain Stock Purchase Agreement dated August 23 , 1996, wherein Seller agreed to sell all of his KTL Stock to Buyer (hereinafter the "Purchase Agreement"); and

     WHEREAS, in the Purchase Agreement, Seller represents and warrants that all liabilities for pending claims, including litigated matters, have been adequately accrued for in the Financial Statements of KTL, Inc. (the "Company"); and

     WHEREAS, in the Purchase Agreement Seller agreed to indemnify Buyer against Buyer's losses, if any of Seller's representations and warranties are untrue or inaccurate or if the amounts accrued as liabilities for losses on the balance sheet included in the Interim Financials (the "Balance Sheet") are inadequate; and

     WHEREAS, in the Purchase Agreement Buyer has agreed to pay to Seller as additional consideration for the KTL Stock the difference between (a) the actual realized amount of liabilities arising from motor vehicle accidents, and (b) the amount of liability accrued on the Balance Sheet (the "Recorded Liability"), if
(a) is lower than (b); and

     WHEREAS, the parties desire to establish a procedure for the compromise, settlement, payment or other closure of the Company's claims as the same may affect Seller's indemnifications to Buyer, or Buyer's payment of future contingent consideration to Seller;

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.  Terms and References.  Except as may be specifically defined in this
         --------------------
Settlement Procedure Agreement, references to capitalized terms shall have the same meaning assigned to them in the Purchase Agreement.

     2. Settlement of Claims Fully Covered by Insurance.  Claims against the
        -----------------------------------------------
Company arising from motor vehicle accidents occurring prior to the Closing (hereinafter "Claims") if fully covered by policies of insurance (including applicable deductibles) may be paid, compromised or otherwise settled by the Company without consultation with or the consent of the Seller.

     3.  Settlement of Claims Not Adequately Covered by Insurance.  Claims for
         --------------------------------------------------------
which the payment or settlement will exceed the limits of applicable policies of insurance (the "Excess Claims"), may be paid, compromised or settled by the Company at the direction of the Seller. The express consent of the Company, which consent shall not be unreasonably withheld, shall be required if the payment, compromise or other settlement is to exceed the sum of (i) applicable insurance, plus (ii) the Recorded Liability, if any, for such claim; provided however, that such consent shall be unnecessary if Seller tenders to the Company payment of such excess. The tender may be made payable jointly to the Company and the claimant, or to the Company. In such case the Company shall be required to pay the claimant the amount of the Recorded Liability plus Buyer's tender.

     4.  Procedure for Excess Claims.  In the event that Seller desires to pay,
         --------------------
compromise or otherwise settle any Excess Claim for an amount in excess of the limits of applicable policies of insurance, the Seller shall notify the Buyer of his desire to pay, compromise or effect a settlement. Buyer shall have the right to jointly participate in the settlement process, to the extent feasible, including formulation of strategies, offers, discussions, mediations and review of correspondence and agreements, as well as decisions leading to or constituting actual compromise or settlement of such Excess Claim; provided however, that Buyer shall not unreasonably interfere with Seller's right to conduct negotiations.

     5.  Pledge of Cooperation.
         ---------------------
           (a) Buyer and Seller pledge to one another the highest degree of cooperation in dealing with Excess Claims. Buyer and Seller shall promptly respond to all requests; participate or waive participation in meetings, telephone conferences and the like; and otherwise make themselves available to expeditiously participate in the process of reaching a compromise or settlement of an Excess Claims.

           (b) Neither Buyer nor Seller shall unreasonably take any actions, including exercise of appeal rights, nor unreasonably withhold any consents or approvals, to the detriment ofthe other, and at all times shall be mindful of the best interests of the Company as well as their own. Buyer and the Company shall act in good faith to protect Seller's interest in any Recorded Liability and shall not unreasonably insist that Excess Claims be compromised or otherwise settled for the Recorded Liability, if any, for such Excess Claim, or an amount in excess thereof. Neither Buyer nor Seller shall unreasonably fail or refuse to approve a compromise or other settlement for the full Recorded Liabiilty, if any, for such Excess Claim or an amount in excess thereof, where the Company would become subject to unreasonable risk of loss in the event of an adverse judgment, or subject the Company to unreasonable costs in the event of a frivolous appeal.

     6.    Arbitration of Disputes.
           -----------------------
           (a) In the event that either Buyer or Seller propose a payment, compromise or settlement of an Excess Claim with which the other party disagrees, or any other disputes arising out of this Settlement Procedures Agreement, then the parties shall immediately enter into binding arbitration, the costs of which shall be borne equally by the parties. Buyer and Company hereby consent to the representation of the Seller by any attorney from the law firm of Stull & Barber, P.A In any such arbitration, each party shall be responsible for its own attorney's fees.

           (b) Arbitration shall be submitted to the American Arbitration Association in Tampa, Florida, or to such other arbitration firm or arbiter as the parties may mutually agree if the American Arbitration Association is unable to respond promptly to the arbitration.

     7.  Judgments-, Appeals.
         -------------------
           (a) The Company shall not have the right to pay any final judgments arising out of the litigation of Excess Claims, until all appeal rights have been exhausted, except with Seller's consent and except as provided in Section 2 herein above.

         (b) Either Buyer or Seller shall have the right to cause the Company to file an appeal and request a stay of judgment. In the event of an appeal, Buyer and Seller shall share the appeal costs not otherwise covered by insurance. Costs of the appeal shall include all reasonable attorneys fees and expenses, appeal costs and post-judgment interest, to the extent not covered by applicable policies of insurance. Prior to any appeal, however, the Company shall pay all costs and reasonable attorney's fees not covered by such insurance, including the fees of counsel selected by the Seller.

     8.  Authority-, Notices.  The following persons are hereby designated as
         ----------
the authorized representatives of the Buyer and Seller to take all actions contemplated in this Settlement Procedure Agreement, and upon whom the other parties may serve written notices:

         For the Buyer:
                J. Michael May, General Counsel
                AmeriTruck Distribution Corp.
                301 Commerce St., Suite 1101
                Fort Worth, TX 76102
                (817)332-2556 - Fax with a copy to:

         with a copy to:
                John R. Utzschneider, Esq.
                Bingham, Dana & Gould, L.L.P.
                150 Federal Street
                Boston, MA 02110
                (617)  951-8736 - Fax

         For Sellers:
                Ronald N. Damico
                1501 Lake Avenue, S.E.
                Largo, FL 34641
                (813) 581-9794 - Fax

         With a copy to:
                R. Jeffrey Stull, Esq.
                Stull & Barber, P.A.
                602 South Boulevard
                Tampa, FL 33606
                (813)  251-0974 - Fax

The name and/or address of the parties' representatives may be changed upon written notice to the other.

     9. Survival. This Settlement Procedure Agreement is entered into as an essential part of the Purchase Agreement, and is intended to govern the actions of Buyer and Seller after Closing. Accordingly, this Settlement Procedure Agreement shall survive the Closing and shall remain in fully force and effect until all Excess Claims are paid, compromised, settled or otherwise finally closed.

WHEREFORE, the parties have entered into this Settlement Procedure Agreement on the date first shown above.


Attest:                            BUYER:  AmeriTruck Distribution Corp.



___________________________        by: ___________________________________
Secretary                                Michael L. Lawrence
                                         Chief Executive Officer

                                   SELLER:


___________________________          _____________________________________
                                     Ronald N. Damico

                                   EXHIBIT B

                                     LEASE

                                by and between

                         GRAND HOPE INVESTMENTS, INC.
                                 ("Landlord")

                                      and

                                   KTL, INC.
                                  ("Tenant")

                                August 23, 1996



              Premises at 1501 Lake Avenue, S.E., Largo, Florida

                                LEASE AGREEMENT
                                ---------------


                                   ARTICLE I

                                Reference Data
                                --------------

     1.1  Subjects Referred To.
          --------------------

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

     Commencement Date:  the execution date of this Lease.
     ------------ ----

     Premises:  That certain parcel of real property and improvements thereon,
     --------
more particularly described on Exhibit A.
                               ------- -

     Landlord:  Grand Hope Investments, Inc., a Florida corporation.
     --------

     Original Address of Landlord:  c/o Ronald N. Damico, 10530 Vonn Road,
     -------- ------- -- --------
Largo, Florida  34644.

     Tenant:  KTL, Inc., a Florida corporation.
     ------

     Original Address of Tenant:  c/o J. Michael May, Esq., Suite 1101, 301
     -------- ------- -- ------
Commerce Street, City Center Tower II, Fort Worth, Texas  76102.

     Lease Term:  Eighteen (18) months.
     ----- ----

     Annual Fixed Rental Rate:  $192,000
     ------ ----- ------ ----

     Public Liability Insurance Limits (per occurrence):
     ------ --------- --------- ------

          Bodily Injury: $1,000,000, or greater amount as reasonably required by Landlord from time to time.

          Property Damage: $1,000,000, or greater amount as reasonably required by Landlord from time to time.

     Broker:  None
     ------

     1.2  Exhibit.
          -------

     The Exhibit listed below in this Section is incorporated in this Lease by reference and is to be construed as a part of this Lease:

     EXHIBIT A:  Premises.



                                  ARTICLE II

                               Premises and Term
                               -----------------

     2.1  Premises.  Landlord hereby leases and demises to Tenant, and Tenant
          --------
hereby leases from Landlord, the Premises.

     2.2  Commencement Date.  The commencement date of this Lease (the
          ------------ ----
"Commencement Date") shall be the date of execution of this Lease.

     2.3  Term.  TO HAVE AND TO HOLD for an original term beginning on the
          ----
Commencement Date, and continuing until the last day of the eighteenth month after the Commencement Date shall occur (the "Expiration Date"), unless sooner terminated as hereinafter provided.



                                  ARTICLE III

                          Preparation of the Premises
                          ---------------------------

     3.1  Premises Leased AS-IS; WHERE IS
          -------------------------------

     Landlord has leased the Premises to Tenant in their "as-is" and "where is" condition and, except as set forth in Section 3.2 of this Lease, Landlord shall have no further obligations during the term of this Lease to renovate, repair or maintain the Premises or any portion thereof. Tenant acknowledges that this Lease is on an "absolutely net" basis and that all obligations to renovate, repair or maintain the Premises or any portion thereof shall be performed by Tenant, at its sole cost and expense, subject to the qualifying provisions of Sections 5.1.3, 5.1.4 and 5.1.5 of this Lease.

     3.2  Tenant's Work.  Tenant may make additional modifications,
          -------- ----
installations, alterations or additions in, to or on the Premises to accommodate the operation of its business thereon all at the sole cost and expense of Tenant (collectively, the "Modifications"). All such modifications shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld. Tenant shall keep the Premises and the improvements thereon free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant.


                                  ARTICLE IV

                                     Rent
                                     ----

     4.1  The Fixed Rent.  The Fixed Rent shall be $192,000 per annum during the
          --- ----- ----
Term of this Lease.

     4.2  Payment of the Fixed Rent.  Tenant covenants and agrees to pay rent to
          ------- -- --- ----- ----
Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, the Fixed Rent set forth in Section 4.1 in equal installments equal to 1/12th of the Fixed Rent in advance on the first day of each calendar month included in the term; and for any portion of a calendar month at the beginning or end of the term, at that rate payable in advance for such portion.

     4.3  Additional Rent.  In order that the Fixed Rent shall be absolutely net
          ---------- ----
to Landlord, Tenant covenants and agrees to pay, as Additional Rent, all other costs associated with the Premises, including but not limited to taxes, municipal or state betterment assessments, insurance costs and utility charges with respect wazzu to the Premises as provided in this Section 4.3 as follows:

          4.3.1  Real Estate Taxes.  Tenant shall pay, directly to the Landlord
                 ---- ------ -----
or for its benefit: (i) all taxes, assessments (special or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term hereof, imposed or levied upon or assessed against (A) the Premises, (B) any Fixed Rent, Additional Rent or other sum payable hereunder or (C) this Lease, or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Premises; and (iv) all charges for utilities furnished to the Premises which may become a lien on the Premises (collectively "taxes and assessments" or if singular "tax or assessment"). For each tax or assessment period, or installment period thereof included in the Term, all such payments shall be made by Tenant not less than fifteen days prior to the last date on which the same may be paid without interest or penalty. For any fraction of a tax or assessment period, or installment period thereof, included in the Term at the beginning or end thereof, Tenant shall pay to Landlord, within ten (10) days after receipt of invoice therefor, the fraction of taxes and assessments so levied or assessed or becoming payable which is allocable to such included period.

     Nothing contained in this Lease shall, however, require Tenant to pay any income taxes, estate, succession or inheritance taxes. Landlord shall furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Premises.

          4.3.2  Insurance.
                 ---------

                 4.3.2.1  Insurance Taken Out by Tenant. Tenant shall, as
                          --------- ----- --- -- ------
Additional Rent, take out and maintain throughout the Term and shall provide Landlord with a copy of the following insurance, which shall be cancellable only after ten (10) days' written notice by the insurer to Landlord:

     (a) Comprehensive liability insurance indemnifying Landlord and Tenant against all claims and demands for any injury to person or property which may be claimed to have occurred on the Premises or on the sidewalk or ways adjoining the Premises, in amounts equal to the limits set forth in Section 1.1; and

     (b) Worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises.

                 4.3.2.2  Waiver of Subrogation. All insurance which is carried
                          ------ -- -----------
by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the State of Florida (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

          4.3.3  Utilities.  Tenant shall pay directly to the proper authorities
                 ---------
charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. If Tenant is not charged directly by the respective utility for any of such utilities or services, Tenant shall from time to time, within ten (10) days of receipt of Landlord's invoice therefor, pay to Landlord the total of such charges for the Premises. It is understood and agreed that Tenant shall make its own arrangements for such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.



                                   ARTICLE V

                         Tenant's Additional Covenants
                         -----------------------------

     5.1  Affirmative Covenants.  Tenant covenants at its expense at all times
          ----------- ---------
during the term and for such further time as Tenant occupies the Premises or any part thereof:

          5.1.1  Perform Obligations.  To perform promptly all of the
                 ------- -----------
obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

          5.1.2  Use.  From time to time to procure at Tenant's sole expense all
                 ---
licenses and permits necessary for use of the Premises.

          5.1.3  Repair and Maintenance.  To keep the Premises including the
                 ------ --- -----------
heating, plumbing, electrical, air-conditioning and mechanical systems, the exterior walls, glass and doors, roof, foundation and structural elements of the Building, in good order, condition and repair, fire and other casualty (which shall be governed by the provisions of Article VI of this Lease) and reasonable use and wear only excepted; and to make all repairs and replacements and to do all other work necessary for the foregoing purposes.

          5.1.4  Compliance with Law.  To comply with all laws and governmental
                 ---------- ---- ---
regulations, to make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority arising from Tenant's use of the Premises; to keep the Premises equipped with all safety appliances so required; or against personal property of any kind on or about the Premises; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, not to generate, store or dispose of hazardous substances in or on the Premises or dispose of hazardous substances from the Premises to any other location except in compliance with all applicable federal, state and or local statutes, ordinances, bylaws, codes, rules and/or regulations, now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)6901, et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. (S)6901 et seq., the Federal Water Pollution Control Act, the Federal Clean Air Act (collectively, the "Environmental Laws"), and all other applicable codes, regulations, ordinances and laws; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. For purposes of this Section, "hazardous substances" shall mean any oil, "hazardous material", "hazardous waste" or "hazardous substance" as the foregoing terms are defined in the Environmental Laws.

          5.1.5  Requirements for Tenant's Work.  To procure at Tenant's sole
                 ------------ --- -------- ----
expense all necessary permits and licenses before undertaking any work on the Premises; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Landlord shall consent, with such consent not to be unreasonably withheld, to or join in all accurate applications or permits needed by Tenant to perform any of Tenant's Work, all in accordance with the proceeding provisions of this Section 5.1.5.

          5.1.6  Indemnity.  To defend, with counsel approved by Landlord, all
                 ---------
actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises and any other party having an interest in the Premises (Indemnified Parties) with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature (a) to which any Indemnified Party is subject because of its estate or interest in the Premises, or (b) arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof, or (ii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees.

          5.1.7  Personal Property at Tenant's Risk.  All of the furnishings,
                 -------- -------- -- -------- ----
fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall, as between the parties, be at the sole risk and hazard of Tenant.

     5.2  Assignment and Subletting.  Tenant may not, without Landlord's prior
          ---------- --- ----------
written consent, assign, transfer, mortgage or pledge this Lease or grant a security interest in Tenant's rights hereunder, or sublease (which term shall be deemed to include the granting of concessions and licenses and the like, but nothing herein shall prohibit the installation of customary vending machines) all or any part of the Premises.

     5.3  Entry by Landlord.  Tenant shall permit Landlord and its authorized
          ----- -- --------
representatives to enter the Premises at all reasonable times for all reasonable purposes, including but not limited to inspection, maintenance or the making of repairs.

                                  ARTICLE VI

                              Casualty or Taking
                              ------------------

     6.1  Termination.  During the Term if any portion of the Premises shall be
          -----------
taken by any public authority or for any public use or destroyed by the action of any public authority (hereinafter referred to as "Taking"), Tenant shall continue to pay the Fixed Rent and the Additional Rent as if there had been no Taking.

     6.2  Restoration.  In case during the ") Term the Premises shall be
          -----------
destroyed or damaged by fire or casualty (hereinafter referred to as "Casualty") Tenant shall continue to pay the Fixed Rent and the Additional Rent as if there had been no such Casualty.

     6.3  Award.  Provided that an Event of Default has not occurred and is
          -----
continuing, irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Tenant in all cases. Landlord hereby grants to Tenant all of Landlord's rights to such damages and compensation and covenants to deliver such further assignments thereof as Tenant may from time to time request.



                                  ARTICLE VII

                                   Defaults
                                   --------

     7.1  Events of Default.  An event of default ("Event of Default shall occur
          ------ -- -------                         ----- -- -------
if: (a) Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for ten (10) days after written notice from Landlord to Tenant, or (b) within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults, Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (c) Tenant abandons the Premises, or (d) Tenant permits the appointment of a receiver to take possession of Tenant's assets.

     7.2  Remedies.  In the event that an Event of Default occurs under this
          --------
Lease, Landlord shall have all remedies available under Florida law, including termination of this Lease, in which case all Fixed Rent and Additional Rent unpaid for the balance of the Lease Term shall become immediately due and payable. In the alternative, at Landlord's sole option, Tenant covenants after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated, including, without limitation, the payment of all Fixed Rent and Additional Rent. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, if any, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     7.3  Remedies Cumulative.  Except as otherwise expressly provided herein,
          -------- ----------
any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

     7.4  Landlord's Right to Cure Defaults.  Landlord may, but shall not be
          ---------- ----- -- ---- --------
obligated to, cure, at any time following ten (10) days' prior notice to Tenant (except in cases of emergency when no notice shall be required), any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 7.6 from the date of payment by Landlord to the date of payment by Tenant.

     7.5  Effect of Waivers of Default.  Any consent or permission by Landlord
          ------ -- ------- -- -------
to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared in writing by Landlord) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

     The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     7.6  Interest on Overdue Sums.  If Tenant fails to pay Fixed Rent,
          -------- -- ------- ----
Additional Rent and other charges payable by Tenant to Landlord within two business days after the due date thereof, the amount so unpaid shall bear interest at a rate (the "Delinquency Rate") equal to three percent (3%) in excess of the Base Rate of The First National Bank of Boston, so-called, from time to time in effect or, if such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law, commencing with the due date and continuing through the day preceding the date on which payment of such delinquent payment with interest thereon is paid.



                                 ARTICLE VIII

                              Purchase Agreement
                              ------------------

     8.1  Purchase Agreement.  Subject to the terms, covenants and conditions
          -------- ---------
hereinafter set forth in this Article VIII, Landlord shall convey the Premises to Tenant on the Expiration Date.

     8.2  Sale Provisions.  Landlord shall sell and Tenant shall buy the
          ---- ----------
Premises upon the terms set forth in this Section 8.2:

          8.2.1  Premises Included.  Included in the sale as part of the
                 -------- --------
Premises are all improvements and the fixtures belonging to Landlord and used in connection therewith, including, if any, all furnaces, heaters, heating equipment, oil and gas burners and fixtures appurtenant thereto, air conditioning equipment and ventilators, hot water heaters, plumbing fixtures, fences, gates, trees, shrubs and plants.

          8.2.2  Title.  The Premises shall be conveyed by a good and sufficient
                 -----
warranty deed running to Tenant, or to the nominee designated by Tenant, and such deed shall convey a good and clear record and marketable title thereto, free from all encumbrances except,

                 (a) provisions of existing building, zoning and environmental laws; and

                 (b) any matters of record title existing as of the Execution Date of this Lease which are set forth in Title Commitment 864-120139 of Commonwealth Land Title Insurance Company dated as of July 17, 1996 with respect to the Premises (Landlord acknowledges that any mortgages, liens, attachments, levies or judgments of Landlord securing monetary obligations shall be released in connection with such conveyance);

          8.2.3  Purchase Price.  The Purchase Price for the Premises shall be
                 -------- -----
Two Million Four Hundred Thousand Dollars ($2,400,000) as adjusted pursuant to
Section 8.2.4 hereof, plus any unpaid Fixed Rent, Additional Rent or other unpaid obligation of Tenant or any unpaid obligation of AmeriTruck Distribution Corp. to Landlord or Ronald N. Damico or Sandra L. Damico in connection with the Stock Purchase Agreement (as defined in Section 8.2.4 below). The Purchase Price shall be paid at the time of delivery of the deed by certified check or wire transfer of federal funds to such bank account as Landlord shall designate.

          8.2.4  Adjustments.  In connection with the Stock Purchase Agreement,
                 -----------
dated as of August, 1996 (the "Stock Purchase Agreement"), among AmeriTruck
                               ----- -------- ---------
Distribution Corp., a Delaware corporation ("AmeriTruck"), Landlord and Ronald
                                             ----------
N. Damico, Tenant shall be entitled to reduce the Purchase Price by the total amount of Losses (as defined in the Stock Purchase Agreement) attributable to any Largo Site Claims (as defined in the Stock Purchase Agreement), including all costs of remedial or investigative work performed subsequent to August 16, 1996. In the event that the Tenant reduces the Purchase Price payable for the Premises to reflect Largo Site Claims in the nature of costs to be incurred in the future in connection with known conditions at or relating to the Premises, if such costs are never actually incurred the Tenant shall pay to Landlord that portion of the Purchase Price withheld plus interest at a rate of 8% per annum from the date the reduced Purchase Price was actually paid to the date the withheld portion of the Purchase Price is actually paid.

          8.2.5  As-Is; Where-Is.  Subject to the provisions of the Stock
                 -----  --------
Purchase Agreement, Landlord has made no covenant, representation or warranty as to the suitability of the Premises for any purpose whatsoever or as to the physical condition of the Premises or relating to the legal, environmental, land use or other condition or status of the Premises. Subject to the provisions of the Stock Purchase Agreement, the Premises will be conveyed "AS IS", "WHERE IS", "WITH ALL FAULTS" and "SUBJECT TO ALL DEFECTS." ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED.

          8.2.6  Inability to Convey.  If Landlord shall be unable to give title
                 --------- -- ------
or to make conveyance or to deliver possession of the Premises, all as herein stipulated, then, at the option of either party, all obligations of all parties under this Section 8.2 shall cease and this Section 8.2 shall be void without recourse to the parties hereto.

          8.2.7  Acceptance of Title.  If Landlord is unable to comply with
                 ---------- -- -----
Section 8.2.2, Tenant shall have the election to accept such title as Landlord can deliver to the Premises in its then condition and to pay therefor the Purchase Price without deduction, in which case Landlord shall convey such title.

          8.2.8  Acceptance of Deed.  The offer by Landlord and acceptance of a
                 ---------- -- ----
deed by Tenant or its nominee, as the case may be, shall be deemed to be a full performance and discharge of every agreement and obligation contained or expressed in this Section 8.2.

          8.2.9  Use of Purchase Money.  To enable Landlord to make conveyance
                 --- -- -------- -----
as herein provided, Landlord may, at the time of delivery of the deed, use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests.

          8.2.10  Apportionments.  Rent under this Lease shall be apportioned as
                  --------------
of the Closing Date. As Tenant is responsible for all taxes and utilities under this Lease, there should be no need for additional apportionments on the Closing Date; however, if the Landlord has prepaid any taxes or utilities or paid any of the same on behalf of Tenant, there shall be an appropriate adjustment in Landlord's favor on the Closing Date.

          8.2.11  Closing Costs.  At Closing of Tenant's purchase of the
                  ------- -----
Premises, Landlord and Tenant shall each pay closing costs in accordance with the standards set forth in the then-applicable version of the purchase and sale of real estate contract approved by the Florida Bar/Florida Board of Realtors.


                                  ARTICLE IX

                           Miscellaneous Provisions
                           ------------------------

     9.1  Notices from One Party to the Other.  All notices required or
          ------- ---- --- ----- -- --- -----
permitted hereunder shall be in writing and addressed, if to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given three days after mailing to such address postage prepaid, registered or certified mail, return receipt requested, or when delivered to such address by hand.

     9.2  Quiet Enjoyment.  Landlord agrees that upon Tenant's paying the rent
          ----- ---------
and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

     9.3  Lease Not to be Recorded.  Tenant agrees that it will not record this
          ----- --- -- -- --------
Lease. Both parties shall, upon the request of either, execute, deliver and record a notice of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the originally scheduled expiration of the term, the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

     9.4  Landlord's Default.  Landlord shall not be deemed to be in default in
          ---------- -------
the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion, Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder.

     9.5  Signage.  Tenant may, at Tenant's sole cost and expense, erect or
          -------
place identifying signs or logos on the Building or the Premises.

     9.6  Brokerage.  Each of Tenant and Landlord warrants and represents to the
          ---------
other that it has had no dealings with any broker or agent in connection with this Lease other than the Broker set forth in Article I and covenants to defend with counsel approved by the other, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than the Broker set forth in Article I with respect to its dealings in connection with this Lease or the negotiation thereof.

     9.7  Applicable Law and Construction.  This Lease shall be governed by and
          ---------- --- --- ------------
construed in accordance with the laws of the State of Florida. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

     There are no prior oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

     The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

     Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

     9.8  Submission Not an Offer.  The submission of a draft of this Lease or a
          ---------- --- -- -----
summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered.

     9.9  Effect of Stock Purchase Agreement.  In the event of any conflict
          ------ -- ----- -------- ---------
between the provisions of this Lease and the Stock Purchase Agreement, the provisions of the Stock Purchase Agreement shall prevail. The provisions of this Lease are not intended to modify or waive any of the Landlord's or Ronald Damico's obligations under the Stock Purchase Agreement. Without limiting the generality of the foregoing, any Environmental Claims (including any Largo Site Claims) will be subject to the Landlord's and Mr. Damico's remediation and other indemnification obligations provided for in Sections 12.1 to 12.5 of the Stock Purchase Agreement, notwithstanding any provision in this Lease express or implied to the contrary. The Landlord agrees that Tenant is an intended beneficiary of Sections 12.1 to 12.5 of the Stock Purchase Agreement.

     9.10  Time of Essence.  Time is of essence of this Lease.
           ---- -- -------

     WITNESS the execution hereof under seal as of the day and year first above written.

                              Tenant:

                              KTL, INC.


                              By:____________________________________
                                Name:
                                Title:



                              Landlord:

                              GRAND HOPE INVESTMENTS,
                              INC.


                              By:____________________________________
                                Name:
                                Title:

                                                                       EXHIBIT C

                            ALLONGE TO MORTGAGE NOTE
                            ------------------------

     THIS ALLONGE TO MORTGAGE NOTE (the "Allonge") is made and entered into this 23rd day of August, 1996 by and among KTL, Inc., a Florida corporation (the "Borrower"), and Ronald N. Damico and Sandra Damico (the "Lenders"), and is firmly affixed to and made a part of the Mortgage Note dated June 27, 1995 of the Borrower payable to the Lenders in the principal amount of ONE MILLION ONE HUNDRED THOUSAND DOLLARS ($1,100,000.00) (the "Note").

     WHEREAS, the Borrower and the Lenders wish to modify various terms of the Note;

     NOW, THEREFORE, for consideration paid, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Maturity Date.  The Maturity Date (the "Maturity Date") under the Note
         -------------
was originally June 27, 2025. Effective upon the execution of this Allonge, the entire outstanding principal balance of the Note, together with all accrued but unpaid interest thereon and all other sums due under the Note, shall be due and payable hereunder, on the new Maturity Date of February 23, 1998.

     2.  Interest Rate.  Commencing on August 23, 1996, interest only shall be
         -------------
charged on the outstanding principal balance at an annual rate of eight percent (8%). During the period from June 27, 1995 until and including August 22, 1996, to the extent not previously paid no interest shall be charged and/or accrued with respect to the outstanding principal balance and the Lenders hereby waive any and all rights and/or claims to any interest payments with respect to such period. The Lenders acknowledge that the amendments to the interest provisions of the Note were agreed to in part in exchange for the restructuring of the Maturity Date. No amortization payments shall be due between the execution of this Allonge and the new Maturity Date.

     3.  No Other Amendments.  Except as expressly provided for in this Allonge,
         -------------------
all of the terms, conditions, and provisions of the Note shall remain in full force and effect and unchanged.

     IN WITNESS WHEREOF, the Borrower and the Lenders have executed this Allonge as an instrument under seal as of the date first above written.

                                     KTL, INC.


                                     By: _____________________________________
                                        Name:
                                        Title:


                                     _________________________________________
                                     Ronald N. Damico



                                     _________________________________________
                                     Sandra Damico

                          FIRST AMENDMENT TO MORTGAGE

     This FIRST AMENDMENT TO MORTGAGE (this "Amendment") is made as of the ___ day of August, 1996 by and among KTL, INC., a Florida corporation (the "Mortgagor") and RONALD N. DAMICO and SANDRA DAMICO (the "Mortgagees").

     WHEREAS, the Mortgagor executed and delivered to the Mortgagees that certain Mortgage dated as of June 27, 1995 which was recorded July 3, 1995 in the Office of the Clerk of Camden County, New Jersey in Mortgage Book 4377, Page 781 with respect to the premises more particularly described therein (the "Mortgage");

     WHEREAS, the Mortgagor and the Mortgagees have executed an Allonge to Mortgage Note amending the Mortgage Note secured by the Mortgage; and

     WHEREAS, the Mortgagor and the Mortgagees wish to have the Mortgage secure the Mortgage Note as amended by the Allonge to Mortgage Note;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. All references to "note" or "promissory note" shall refer to the Mortgage Note as amended by the Allonge to Mortgage Note.

     2. Except as expressly amended herein, all of the terms and conditions of the Mortgage remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Mortgagor and the Mortgagees have caused this Amendment to be signed, acknowledged and delivered in their names and on their behalf as of the date first above written.

Signed, sealed and delivered       KTL, INC.
in the presence of:

__________________________         By:__________________________________
                                      Name:
__________________________            Title:

Attested to:


__________________________
Name:
Title:



Signed, sealed and delivered       _____________________________________
in the presence of:                Ronald N. Damico

___________________________

__________________________


Signed, sealed and delivered       _____________________________________
in the presence of:                Sandra Damico

__________________________

__________________________

STATE OF _____________
COUNTY OF ______________

     I hereby certify that on August ___, 1996, before me, the undersigned authority, personally appeared __________________ and __________________, officers of KTL, Inc., a Florida corporation, to me well known or proven to be the individuals described herein and who executed the foregoing instrument and acknowledged before me that they executed the same for the purposes herein expressed.


                                   _____________________________________
                                   Notary Public
                                   My Commission expires:


STATE OF _____________
COUNTY OF ______________

     I hereby certify that on August ___, 1996, before me, the undersigned authority, personally appeared Ronald N. Damico, to me well known or proven to be the individual described herein and who executed the foregoing instrument and acknowledged before me that he executed the same for the purposes herein expressed.


                                   _____________________________________
                                   Notary Public
                                   My Commission expires:


STATE OF _____________
COUNTY OF ______________

     I hereby certify that on August ___, 1996, before me, the undersigned authority, personally appeared Sandra Damico, to me well known or proven to be the individual described herein and who executed the foregoing instrument and acknowledged before me that she executed the same for the purposes herein expressed.


                                Notary Public
                                My Commission expires:

                                                                       EXHIBIT D

                            Instrument of Accession
                            ---------- -- ---------


     Reference is made to that certain Stockholder Agreement dated as of November 15, 1995, a copy of which is attached hereto (as amended and in effect from time to time, the "Stockholder Agreement"), among AmeriTruck Distribution
                        ----------- ---------
Corp., a Delaware corporation (the "Company"), and the Stockholders of the
                                    -------
Company (as defined therein).

     The undersigned, Ronald N. Damico, in order to become the owner or holder of 225,000 shares of the Class A Voting Common Stock, $0.01 par value per share (the "Shares"), of the Company hereby agrees that by his execution hereof
            ------
(a) the undersigned makes each of the representations and warranties made in the Stockholder Agreement by the Investors and Individual Stockholders as to himself, (b) the undersigned is a Stockholder and Investor and Individual Stockholder party to the Stockholder Agreement subject to all of the restrictions and conditions applicable to Stockholders and Investors and Individual Stockholders set forth in such Stockholder Agreement, and (c) all of the Shares (and any and all shares of stock of the Company issued in respect thereof) constitute Investor Stock subject to all the restrictions and conditions applicable to Restricted Shares and shares of Investor Stock and Management Stock as set forth in the Stockholder Agreement. This Instrument of Accession shall take effect and shall become a part of said Stockholder Agreement immediately upon execution.

     Executed as of the date set forth below under the laws of the State of Delaware.


                              Signature:   _____________________________
                                           Ronald N. Damico

                                Address:   10530 Vonn Road
                                           Largo, FL  34644

                                   Date:   August ___, 1996



Accepted:

AMERITRUCK DISTRIBUTION CORP.


By:__________________________

Date:  August ___, 1996

                            Instrument of Accession
                            ---------- -- ---------


     Reference is made to that certain Registration Rights dated as of
November 15, 1995, a copy of which is attached hereto (as amended and in effect from time to time, the "Registration Rights Agreement"), among AmeriTruck
                        ------------ ------ ---------
Distribution Corp., a Delaware corporation (the "Company"), and the Holders
                                                 -------
(as defined therein).

     The undersigned, Ronald N. Damico, in order to become the owner or holder of 225,000 shares of the Class A Voting Common Stock, $0.01 par value per share (the "Shares"), of the Company hereby agrees that by his execution hereof the
      ------
undersigned is an Investor and Holder party to the Registration Rights Agreement subject to all of the restrictions and conditions applicable to Investors and Holders set forth in such Registration Rights Agreement, and all of the Common Stock purchased by the undersigned in connection herewith (and any and all shares of stock of the Company issued in respect thereof) are subject to all the restrictions and conditions appicable to the shares of Common Stock as set forth in the Registration Rights Agreement. This Instrument of Accession shall take effect and shall become a part of said Registration Rights Agreement immediately upon execution.

     Executed as of the date set forth below under the laws of the State of Delaware.


                                   Signature:   ________________________
                                                Ronald N. Damico

                                     Address:   10530 Vonn Road
                                                Largo, FL 34644

                                        Date:   August ___, 1996



Accepted:

AMERITRUCK DISTRIBUTION CORP.



By:__________________________

Date:  August ___, 1996

                                                                       EXHIBIT E

                              STULL & BARBER, P.A.
                        ATTORNEYS AND COUNSELORS AT LAW
                              602 SOUTH BOULEVARD
                             TAMPA, FLORIDA  33606
                            TELEPHONE (813) 251-3914
                               FAX (813) 251-0974



                                                                 August 23, 1996



AmeriTruck Distribution Corp.
301 Commerce Street, Suite 1101
Fort Worth, Texas 76102

     Re:  KTL, Inc.
          ---------

Ladies and Gentlemen:

     We have acted as counsel to Ronald N. Damico (the "Seller"), KTL, Inc., a
                                                        ------
Florida corporation ("KTL"), and Grand Hope Investments, Inc., a Florida
                      ---
corporation ("Grand Hope"), in connection with the transactions contemplated by
              ----------
the Stock Purchase Agreement, dated as of August 23, 1996 (the "Purchase
                                                                --------
Agreement"), by and among AmeriTruck Distribution Corp., a Delaware Corporation
- ---------
(the "Buyer"), the Seller and Grand Hope, pursuant to which the Buyer has agreed
      -----
to purchase all of the outstanding capital stock of KTL from the Seller and cause KTL to lease a certain parcel of real estate from Grand Hope. This opinion is being delivered to you pursuant to Section 8.5 of the Purchase Agreement. All capitalized terms that are used herein without definition have the meanings set forth for such terms in the Purchase Agreement. KTL, Grand
Hope and the Seller are sometimes referred to below as the "Selling Parties."
                                                            ---------------

     In connection with the rendering of this opinion, we have reviewed originals or copies of each of the Purchase Agreement, the Employment and Non-Competition Agreements, and the Largo Lease (referred to hereinafter collectively as the "Acquisition Agreements"), copies of the charter documents
                     ----------------------
and by-laws of KTL and Grand Hope, resolutions of the Board of Directors of KTL and Grand Hope authorizing and/or ratifying the transactions contemplated by the Acquisition Agreements and such other documents as we have deemed necessary or appropriate for purposes of this opinion.

AmeriTruck Distribution Corp.
August 23, 1996
Page 2


     As to all matters of fact (including factual conclusion and characterizations and descriptions of purpose, intention or other states of mind), we have relied entirely upon representations made to us by the Seller and the officers of KTL and Grand Hope and have assumed, without independent inquiry, the accuracy of such representations.

     As to any opinion below relating to the organization, existence, qualification or standing of KTL and/or Grand Hope in any jurisdiction, our opinion relies entirely upon and is limited by those certificates of public officials attached hereto as Exhibit I.
                             ---------

     We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

     When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to our actual knowledge or awareness we have gained through participation in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion.

     Each opinion set forth below relating to the enforceability of any agreement or instruction against the is Seller, KTL and/or Grand Hope is subject to the following general qualifications:

     (i) as to any agreement to which any of the Sellers, KTL and/or Grand Hope is a party, we assume that such agreement is the binding obligation of each other party thereto;

     (ii) as to any agreement or instrument to which any of the Seller, KTL and/or Grand Hope is a party, we assume that each of the Seller, KTL and/or Grand Hope, has received the agreed-to consideration therefor;

     (iii) the enforceability of any obligation of any of the Seller, KTL and/or Grand Hope may be limited by bankruptcy, insolvency,

Ameritruck Distribution Corp.
August 23, 1996
Page 3


            fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

     (iv) no opinion is given herein as to the availability of any special or equitable relief of any kind;

     (v) the enforcement of any of your rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

     We express no opinion as to the applicability of the antitrust laws of the United States of America or of any state, including but not limited to the H-S-R Act, to any of the transactions contemplated by the Purchase Agreement.

     Subject to the limitations set forth above and below, we have made such examination of law as we have deemed necessary for purposes of this opinion. This opinion is limited solely to the laws of the State of Florida as applied by courts located therein and the federal laws of the United States of America, to the extent that the same may apply to or govern such transactions.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon the foregoing, we are of the opinion that:

     1. Each of KTL and Grand Hope is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Florida.

     2. Each of KTL and Grand Hope has the corporate power, to enter into the Acquisition Agreements to which it a party and to consummate the transactions contemplated thereby. The execution and delivery of the Acquisition Agreements to which it is a party by each of KTL and Grand Hope and the consummation of the transactions

AmeriTruck Distribution Corp.
August 23, 1996
Page 4

contemplated hereby have been duly authorized by all required corporate action on the part of each of KTL and Grand Hope.

     3. The authorized capital stock of KTL consists of [10,000 shares of Common Stock, $1.00 par value per share (the "KTL Stock")]. [915] shares of KTL
                                              ---------
Stock, which is all of the issued and outstanding capital stock of KTL, are outstanding of record, all of which are duly authorized and validly issued, fully paid and non-assessable and are owned of record by the Seller and, to our knowledge, beneficially owned by the Seller. To the best of our knowledge, there are no outstanding options, warrants or other rights to subscribe for or purchase any securities of KTL.

     4. The Acquisition Agreements have been duly executed and delivered by each of the Selling Parties thereto and constitutes the legal. valid and binding obligation of each of the Selling Parties thereto in accordance with their terms.

     5. Neither the execution nor the delivery by each of the Selling Parties thereto of any of the Acquisition Agreements nor the consummation by each of the Selling Parties thereto of the transactions contemplated thereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any liens upon any property of any of the Selling Parties pursuant to: (i) the [Articles of Organization] or By-Laws of each of KTL and Grand Hope, each as amended to date; (ii) to our knowledge, any agreement or commitment to which any of the Selling Parties is a party or by which any of the Selling Parties or any of their properties is bound or to which any of the Selling Parties or any of their properties is subject; or (iii) any Florida or federal statute or regulation or rule relating to any of the Selling Parties (except for the securities or "Blue Sky" laws of any state other than the State of Florida, as to which we express no opinion).

     6.   Except for (i) the filings and approvals referred to in Schedules 4.7
                                                                  --------- ---
and 5.5 to the Purchase Agreement, or (ii) any filing and recording of documents
    ---
normally required in connection with the conveyance of title to personal and real property or Intellectual Property, no approval or consent or other action by, and no filing or registration with, any agency, authority or other unit of the State of Florida or of the federal government of the United States of America is required under existing law or regulations as a condition to the valid execution, delivery

AmeriTruck Distribution Corp.
August 23, 1996
Page 5

and performance by each of the Selling Parties of the Acquisition Agreements to which it is a party or the effectiveness of the transactions contemplated thereby.


     This opinion has been delivered solely for your use in connection with the transactions contemplated by the Purchase Agreement and may not be referred to or used for any other purpose or relied upon by any other person, except with our prior consent. The opinions expressed herein are given as of the date hereof and we undertake no obligation thereby and disclaim any obligation to advise you of any change after the date hereof pertaining to any matter referred to herein.

                                    Yours Very truly.

                                    STULL & BARBER, P.A.



                                    R. JEFFREY STULL

                                                                       EXHIBIT F
                   EMPLOYMENT AND NON-COMPETITION AGREEMENT
                   ----------------------------------------


     This EMPLOYMENT AND NON-COMPETITION AGREEMENT, dated as of August __, 1996, is among KTL, Inc., a Florida corporation (the "Employer"), AmeriTruck
                                                --------
Distribution Corp., a Delaware corporation ("AmeriTruck"), and Ronald E. Adams
                                             ----------
(the "Employee").
      --------

     WHEREAS, the Employee has been employed by the Employer as Vice President of Administration;

     WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of August __, 1996 (the "Purchase Agreement"), AmeriTruck, as a condition to its
                      -------- ---------
obligation to acquire the Employer, has required that the Employee resign as an officer of the Employer and that the Employer and the Employee enter into this Agreement;

     WHEREAS, AmeriTruck and the Employer wish to retain the Employee as Executive Vice President of Administration of the Employer upon consummation of the transactions contemplated by the Purchase Agreement by entering into an Employment Agreement contemporaneously with such transaction on the terms set forth below;

     NOW, THEREFORE, it is hereby agreed as follows:

     (S)1. EMPLOYMENT. The Employer hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and subject to the conditions hereinafter set forth.

     (S)2. DUTIES. The Employee shall be employed as the Vice President of Administration of the Employer or in such other executive capacity as the Employer may from time to time designate. In such capacity, the Employee shall have the executive responsibilities and duties assigned by the Employer's Board of Directors. The Employee agrees to devote his full time and best efforts to the performance of his duties to the Employer.

     (S)3. TERM. The initial term of employment of the Employee hereunder shall commence on the date hereof (the "Commencement Date"), and continue until
                                        ------------ ----
November 15, 1998, unless earlier terminated pursuant to Section 6, and may be renewed for additional one year terms thereafter, upon the mutual consent of the parties.

     (S)4. COMPENSATION AND BENEFITS. In consideration for the services of the Employee hereunder, the Employer shall compensate the Employee as follows:

     (a)    Base Salary. Until the termination of the Employee's employment
            ---- ------
hereunder, the Employer shall pay the Employee, weekly in arrears, a base salary (the "Base Salary"). The Base Salary will be paid at an annual rate of $130,000
      ---- ------
through the first twelve months of
the term hereof, and may be increased thereafter at the sole discretion of the Employer's Board of Directors.

     (b)    Vacation.  The Employee shall be entitled to four (4) weeks of
            --------
vacation time per year. Any vacation shall be taken at the reasonable and mutual convenience of the Employer and the Employee. Accrued vacation not taken in any calendar year will not be carried forward or used in any subsequent calendar year.

     (c)    Accident, Disability and Health Insurance.  Accident, disability and
            --------  ---------- --- ------ ---------
health insurance for the Employee shall be provided by the Employer under a group accident, disability and health insurance plan maintained by the Employer for its full-time, salaried employees.

     (d)    Management Incentive Plan.  The Employee shall be eligible to
            ---------- --------- ----
receive from AmeriTruck, at the end of each fiscal year of AmeriTruck during the term hereof, an additional management incentive bonus in accordance with a management incentive bonus plan adopted at the beginning of each fiscal year by AmeriTruck.

     (e)    Stock Options.  The Employee may receive options to purchase shares
            ----- -------
of common stock of AmeriTruck under a stock option plan adopted by the board of directors and shareholders of AmeriTruck. Any grant of options and the terms thereof shall be at the sole discretion of AmeriTruck's board of directors.

     (f)    Expense Allowance.  The Employee shall receive a business expense
            ------- ---------
allowance of $700 per month in addition to the Base Salary.

     (S)5. EXPENSES. In addition to Section 4(f), the Employer shall reimburse the Employee for all reasonable expenses of types authorized by the Employer and incurred by the Employee in the performance of his duties hereunder. The Employee shall comply with such budget limitations and approval and reporting requirements with respect to expenses as the Employer may establish from time to time.

     (S)6. TERMINATION. The Employee's employment hereunder shall commence on the Commencement Date and continue until all of the parties' obligations hereunder have been fulfilled, except that the employment of the Employee hereunder shall terminate:

     (a)    Death or Disability.  Upon the death of the Employee during the term
            ----- -- ----------
of his employment hereunder or, at the option of the Employer, in the event of the Employee's disability, upon thirty days notice. The Employee shall be deemed disabled if an independent medical doctor (selected by the Employer's health or disability insurer) certifies that the Employee has for four (4) months, consecutive or non-consecutive, in any twelve-month period been disabled in a manner which seriously interferes with his ability to perform his responsibilities under this Agreement. Any refusal by the Employee to submit to a medical examination for the purpose of certifying disability under this
Section 6(a) shall be deemed conclusively to constitute evidence of the Employee's disability.

     Upon termination of the Employee's employment pursuant to this Section 6(a), the Employee (or his duly appointed representative and family members, as appropriate) shall be entitled to receive the management incentive bonus he would have received, if any, for the fiscal year of AmeriTruck in which such termination occurs, and may receive such benefits as may be provided pursuant to any insurance coverage provided pursuant to Section 4(c) hereof, but otherwise the Employee (or his duly appointed representative or family members, as appropriate) shall not be entitled to any base compensation, bonus, severance pay or other benefits.

     (b)    For Cause.  For "Cause" immediately upon written notice by the
            --- -----
Employer to the Employee. For purposes of this Agreement, a termination shall be for Cause if (i) the Employee shall commit an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Employer or be convicted by a court of competent jurisdiction of or enter a plea of guilty or nolo contendere to any felony; or (ii) the Employee has been chronically absent from work (excluding vacations, illnesses or leaves of absence approved by the Employer's Board of Directors; or (iii) the Employee has refused, after explicit written notice, to obey any lawful resolution of or direction by the Employer's Board of Directors which is consistent with the duties incident to his employment with the Employer; or (iv) if and when the Employee becomes a party thereto, the Employee shall breach in any material respect any of the covenants, terms and provisions hereof or set forth in Sections 2, 4 or 6 of the Stockholder Agreement, dated as of November 15, 1995, among AmeriTruck and its stockholders, a copy of which is attached hereto, and such breach shall not be cured within 30 days after delivery of written notice to the Employee thereof. For purposes of this Section 6, a termination by the Employee of his employment hereunder shall be treated as a termination by the Employer for Cause. Upon termination of the Employee's employment pursuant to this Section 6(b), the Employee shall not be entitled to any base compensation, bonus, severance pay or other benefits, except as may be provided pursuant to any insurance coverage provided pursuant to Section 4(c) hereof.

     (c)    Without Cause.  "Without Cause" immediately upon written notice by
            ------- -----
the Employer to the Employee, in which case the Employer will continue to pay or provide the Base Salary as in effect prior to such termination until the longer of (i) one year after the date of such termination or (ii) the end of the remainder of the then current term of employment described in Section 3 hereof if such termination occurs prior to November 15, 1997. Upon termination of the Employee's employment pursuant to this Section 6(c), the Employee shall be entitled to receive the management incentive bonus he would have received, if any, for the fiscal year of AmeriTruck in which such termination occurs, the Base Salary as outlined in the immediately preceding sentence, and any benefits as may be provided pursuant to any insurance coverage provided pursuant to
Section 4(c) hereof; otherwise, the Employee shall not be entitled to any base compensation, bonus, severance pay or other benefit.

     (S)7. INVENTIONS; ASSIGNMENT. All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the Employer's business, whether or not patentable, copyrightable or reduced to writing, that the Employee may discover, invent or originate during the term of his employment hereunder, and for a period of six months thereafter, either alone or with others and whether or not during working hours or by the use of the facilities of the Employer ("Inventions"), shall be the exclusive property of the Employer.
                  ----------
The Employee shall promptly disclose all Inventions to the Employer, shall execute at the request of the Employer any assignments or other documents the Employer may deem necessary to protect or perfect its rights therein, and shall assist the Employer, at the Employer's expense, in obtaining, defending and enforcing the Employer's rights therein. The Employee hereby appoints the Employer as his attorney-in fact to execute on his behalf any assignments or other documents deemed necessary by the Employer to protect or perfect its rights to any Inventions.

     (S)8. CONFIDENTIAL INFORMATION. The Employee recognizes and acknowledges that certain assets of the Employer and its affiliates, including, without limitation, information regarding customers, pricing policies, methods of operation, proprietary computer programs, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes, and trade secrets (hereinafter called "Confidential Information") are valuable,
                                   ------------ -----------
special, and unique assets of the Employer and its affiliates. The Employee shall not, during or after his term of employment, disclose any or any part of the Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be required pursuant to his employment hereunder, unless and until such Confidential Information becomes publicly available other than as a consequence of the breach by the Employee of his confidentiality obligations hereunder. In the event of the termination of his employment, whether voluntary or involuntary and whether by the Employer or the Employee, the Employee shall deliver to the Employer all documents and data pertaining to the Confidential Information and shall not take with him any documents or data of any kind or any reproductions (in whole or in part) of any items relating to the Confidential Information.

     (S)9. NON-COMPETITION. During the term of the Employee's employment hereunder and upon termination of the Employee's employment hereunder during the Applicable Restricted Period (as defined below), the Employee will not (i) engage, anywhere within the continental United States of America, directly or indirectly, alone or as a shareholder, partner, officer, director, employee or consultant of any other organization in the business of specialized distribution services by motor carrier in interstate and/or intrastate commerce, including, time sensitive delivery, special handling, specific temperature control, "dedicated fleets" and logistics services (the "Designated Industry") in
                                                ---------- --------
competition with the Employer or any of its affiliates, (ii) divert to any competitor of the Employer or any of its affiliates in the Designated Industry any customer of any of the Employer or any of its affiliates, or (iii) solicit or encourage any officer, employee or consultant of any of the Employer or any of its affiliates to leave its employ for employment by or with any competitor of any of the Employer or any of its affiliates in the Designated Industry. For purposes hereof the term "Applicable Restricted Period" shall mean, (i) with respect to any termination of the Employee's employment hereunder for Cause under Section 6(b) or on account of the Employee's voluntary resignation, one year following such termination;

provided that if such termination occurs prior to November 15, 1997, the
- --------
Employer may, at its option, elect to extend such Applicable Restricted Period after the end of the initial one-year period on a month-to-month basis until November 15, 1998 so long as the Employer resumes making payments of Base Salary to the Employee during such extension period at the annual rate in effect on the date of such termination and (ii) with respect to any termination of the Employee's employment hereunder by the Employer without Cause under Section 6(c), so long as the Employer continues to make payments of the Employee's Base Salary to Employee in accordance with the provisions of Section 6(c) hereof. The Employee acknowledges that the provisions of this Section 9 are essential to protect the business and goodwill of the Employer and that such provisions are made as an inducement for AmeriTruck to enter into the Purchase Agreement and to complete the transactions contemplated thereby. The Employee will continue to be bound by the provisions of this Section 9 until their expiration and shall not be entitled to any compensation from the Employer with respect thereto. If at any time the provisions of this Section 9 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 9 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Employee agrees that this Section 9 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     (S)10. GENERAL.

     (a)    Notices.  All notices and other communications hereunder shall be
            -------
in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this Section 10(a):

     If to the Employer, to:

            KTL, Inc.
            c/o AmeriTruck Distribution Corp.
            301 Commerce, Suite 1101
            Fort Worth, Texas  76102
            Attention:  Chairman

     with a copy to:

            Bingham, Dana & Gould LLP
            150 Federal Street
            Boston, Massachusetts  02110-1726
            Attention:  John R. Utzschneider, Esq.

     If to the Employee, to:

            Ronald E. Adams
            1506 Whisper Wind Lane
            Oldsmar, FL  34677

     (b)    Withholding.  All payments by the Employer of Base Salary and other
            -----------
compensation hereunder will be subject to all applicable federal, state and local withholding tax requirements.

     (c)    Equitable Remedies.  Each of the parties hereto acknowledges and
            --------- --------
agrees that upon any breach by the Employee of his obligations under Sections 8 and 9 hereof, the Employer will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

     (d)    Severability.  If any provision of this Agreement is or becomes
            ------------
invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

     (e)    Waivers.  No delay or omission by either party hereto in exercising
            -------
any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

     (f)    Counterparts.  This Agreement may be executed in multiple
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g)    Assigns.  This Agreement shall be binding upon and inure to the
            -------
benefit of the heirs and successors of each of the parties hereto.

     (h)    Entire Agreement.  This Agreement contains the entire understanding
            ------ ---------
of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto.

     (i)    Governing Law.  This Agreement and the performance hereof shall be
            --------- ---
construed and governed in accordance with the laws of the State of Florida.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                   KTL, INC.


                                   By:__________________________________
                                   Title:_______________________________


                                   AMERITRUCK DISTRIBUTION CORP.



                                   By:__________________________________
                                   Title:_______________________________



                                   _____________________________________
                                   Ronald E. Adams

                                                                       EXHIBIT F
                   EMPLOYMENT AND NON-COMPETITION AGREEMENT
                   ----------------------------------------


     This EMPLOYMENT AND NON-COMPETITION AGREEMENT, dated as of August __, 1996, is among KTL, Inc., a Florida corporation (the "Employer"), AmeriTruck
                                                --------
Distribution Corp., a Delaware corporation ("AmeriTruck") and Ronald N. Damico
                                             ----------
(the "Employee").
      --------

     WHEREAS, the Employee has been employed by the Employer as President and Chief Executive Officer;

     WHEREAS, the Employee has entered into that certain Stock Purchase Agreement, dated as of August __, 1996 (the "Purchase Agreement") pursuant to
                                             -------- ---------
which the Employee and all other shareholders of the Employer shall, on the date hereof, sell all of their shares of capital stock in the Employer to AmeriTruck in exchange for cash and certain shares of common stock of AmeriTruck;

     WHEREAS, AmeriTruck and the Employer wish to retain the Employee as President and Chief Executive Officer of the Employer upon consummation of the transactions contemplated by the Purchase Agreement by entering into an Employment Agreement contemporaneously with such transaction on the terms set forth below;

     NOW, THEREFORE, it is hereby agreed as follows:

     (S)1. EMPLOYMENT. The Employer hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and subject to the conditions hereinafter set forth.

     (S)2. DUTIES. The Employee shall be employed as the President and Chief Operating Officer of the Employer or in such other executive capacity as the Employer may from time to time designate, and shall be entitled to serve as a Director of the Employe r during the term hereof. In such capacity, the Employee shall have the executive responsibilities and duties assigned by the Employer's Chairman of the Board. The Employee agrees to devote his full time and best efforts to the performance of his duties to the Employer.

     (S)3. TERM. The initial term of employment of the Employee hereunder shall commence on the date hereof (the "Commencement Date"), and continue until
                                        ------------ ----
November 15, 1998, unless earlier terminated pursuant to Section 6, and may be renewed for additional one year terms thereafter, upon the mutual consent of the parties.

     (S)4. COMPENSATION AND BENEFITS. In consideration for the services of the Employee hereunder, the Employer shall compensate the Employee as follows:

     (a)  Base Salary.  Until the termination of the Employee's employment
          ---- ------
hereunder, the Employer shall pay the Employee, weekly in arrears, a base salary (the "Base Salary"). The Base Salary will be paid at an annual rate of not less
      ---- ------
than $150,000, and may be increased thereafter at the sole discretion of the Employer's Board of Directors.

     (b)  Vacation.  The Employee shall be entitled to four (4) weeks of
          --------
vacation time per year. Any vacation shall be taken at the reasonable and mutual convenience of the Employer and the Employee. Accrued vacation not taken in any calendar year will not be carried forward or used in any subsequent calendar year.

     (c)  Accident, Disability and Health Insurance.  Accident, disability and
          --------  ---------- --- ------ ---------
health insurance for the Employee shall be provided by the Employer under a group accident, disability and health insurance plan maintained by the Employer for its full-time, salaried employees.

     (d)  Management Incentive Plan.  The Employee shall be eligible to receive
          ---------- --------- ----
from AmeriTruck, at the end of each fiscal year of AmeriTruck during the term hereof, an additional management incentive bonus in accordance with a management incentive bonus plan adopted at the beginning of each fiscal year by AmeriTruck.

     (e)  Stock Options.  The Employee may receive options to purchase shares of
          ----- -------
common stock of AmeriTruck under a stock option plan adopted by the board of directors and shareholders of AmeriTruck. Any grant of options and the terms thereof shall be at the sole discretion of AmeriTruck's board of directors.

     (f)  Expense Allowance.  The Employee shall receive a business expense
          ------- ---------
allowance of $700 per month, in addition to the Base Salary.

     (S)5. EXPENSES. In addition to Section 4(f), the Employer shall reimburse the Employee for all reasonable expenses of types authorized by the Employer and incurred by the Employee in the performance of his duties hereunder. The Employee shall comply with such budget limitations and approval and reporting requirements with respect to expenses as the Employer may establish from time to time.

     (S)6. TERMINATION. The Employee's employment hereunder shall commence on the Commencement Date and continue until all of the parties' obligations hereunder have been fulfilled, except that the employment of the Employee hereunder shall terminate:

     (a)  Death or Disability.  Upon the death of the Employee during the term
          ----- -- ----------
of his employment hereunder or, at the option of the Employer, in the event of the Employee's disability, upon thirty days notice. The Employee shall be deemed disabled if an independent medical doctor (selected by the Employer's health or disability insurer) certifies that the Employee has for four (4) months, consecutive or non-consecutive, in any twelve-month period been disabled in a manner which seriously interferes with his ability to perform his responsibilities under this Agreement. Any refusal by the Employee to submit to a medical examination for the purpose of certifying disability under this Section 6(a) shall be deemed conclusively to constitute evidence of the Employee's disability.

     Upon termination of the Employee's employment pursuant to this Section 6(a), the Employee (or his duly appointed representative and family members, as appropriate) shall be entitled to receive the management incentive bonus he would have received, if any, for the fiscal year of AmeriTruck in which such termination occurs, and may receive such benefits as may be provided pursuant to any insurance coverage provided pursuant to Section 4(c) hereof, but otherwise the Employee (or his duly appointed representative or family members, as appropriate) shall not be entitled to any base compensation, bonus, severance pay or other benefits.

     (b)  For Cause.  For "Cause" immediately upon written notice by the
          --- -----
Employer to the Employee. For purposes of this Agreement, a termination shall be for Cause if (i) the Employee shall commit an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Employer or be convicted by a court of competent jurisdiction of or enter a plea of guilty or nolo contendere to any felony; or (ii) the Employee has been chronically absent from work (excluding vacations, illnesses or leaves of absence approved by the Employer's Board of Directors; or (iii) the Employee has refused, after explicit written notice, to obey any lawful resolution of or direction by the Employer's Board of Directors which is consistent with the duties incident to his employment with the Employer; or (iv) the Employee shall breach in any material respect any of the covenants, terms and provisions hereof or set forth in Sections 2, 4 or 6 of the Stockholder Agreement, dated as of November 15, 1995, among AmeriTruck and its stockholders and such breach shall not be cured within 30 days after delivery of written notice to the Employee thereof. For purposes of this Section 6, a termination by the Employee of his employment hereunder shall be treated as a termination by the Employer for Cause. Upon termination of the Employee's employment pursuant to this Section 6(b), the Employee shall not be entitled to any base compensation, bonus, severance pay or other benefits, except as may be provided pursuant to any insurance coverage provided pursuant to Section 4(c) hereof.

     (c)  Without Cause.  "Without Cause" immediately upon written notice by the
          ------- -----
Employer to the Employee, in which case the Employer will continue to pay or provide the Base Salary as in effect prior to such termination until the longer of (i) one year after the date of such termination or (ii) the end of the remainder of the then current term of employment described in Section 3 hereof if such termination occurs prior to November 15, 1997. Upon termination of the Employee's employment pursuant to this Section 6(c), the Employee shall be entitled to receive the management incentive bonus he would have received, if any, for the fiscal year of AmeriTruck in which such termination occurs, the Base Salary as outlined in the immediately preceding sentence, and any benefits as may be provided pursuant to any insurance coverage provided pursuant to
Section 4(c) hereof; otherwise, the Employee shall not be entitled to any base compensation, bonus, severance pay or other benefit.

     (S)7. INVENTIONS; ASSIGNMENT. All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the Employer's business, whether or not patentable, copyrightable or reduced to writing, that the Employee may discover, invent or originate during the term of his employment hereunder, and for a period of six months thereafter, either alone or with others and whether or not during working hours or by the use of the facilities of the Employer ("Inventions"), shall be the exclusive property
                                 ----------
of the Employer. The Employee shall promptly disclose all Inventions to the Employer, shall execute at the request of the Employer any assignments or other documents the Employer may deem necessary to protect or perfect its rights therein, and shall assist the Employer, at the Employer's expense, in obtaining, defending and enforcing the Employer's rights therein. The Employee hereby appoints the Employer as his attorney-in fact to execute on his behalf any assignments or other documents deemed necessary by the Employer to protect or perfect its rights to any Inventions.

     (S)8. CONFIDENTIAL INFORMATION. The Employee recognizes and acknowledges that certain assets of the Employer and its affiliates, including, without limitation, information regarding customers, pricing policies, methods of operation, proprietary computer programs, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes, and trade secrets (hereinafter called "Confidential Information") are valuable,
                                   ------------ -----------
special, and unique assets of the Employer and its affiliates. The Employee shall not, during or after his term of employment, disclose any or any part of the Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be required pursuant to his employment hereunder, unless and until such Confidential Information becomes publicly available other than as a consequence of the breach by the Employee of his confidentiality obligations hereunder. In the event of the termination of his employment, whether voluntary or involuntary and whether by the Employer or the Employee, the Employee shall deliver to the Employer all documents and data pertaining to the Confidential Information and shall not take with him any documents or data of any kind or any reproductions (in whole or in part) of any items relating to the Confidential Information.

     (S)9. NON-COMPETITION. During the term of the Employee's employment hereunder and upon termination of the Employee's employment hereunder during the Applicable Restricted Period (as defined below), the Employee will not (i) engage, anywhere within the continental United States of America, directly or indirectly, alone or as a shareholder, partner, officer, director, employee or consultant of any other organization in the business of specialized distribution services by motor carrier in interstate and/or intrastate commerce, including, time sensitive delivery, special handling, specific temperature control, "dedicated fleets" and logistics services (the "Designated Industry") in
                                                ---------- --------
competition with the Employer or any of its affiliates, (ii) divert to any competitor of the Employer or any of its affiliates in the Designated Industry any customer of any of the Employer or any of its affiliates, or (iii) solicit or encourage any officer, employee or consultant of any of the Employer or any of its affiliates to leave its employ for employment by or with any competitor of any of the Employer or any of its affiliates in the Designated Industry. For purposes hereof the term "Applicable Restricted Period" shall mean, (i) with respect to any termination of the Employee's employment hereunder for Cause under Section 6(b) or on account of the Employee's voluntary resignation, one year following such termination; provided that if such termination occurs prior to November 15,
             --------
1997, the Employer may, at its option, elect to extend such Applicable Restricted Period after the end of the initial one-year period on a month-to-month basis until November 15, 1998 so long as the Employer resumes making payments of Base Salary to the Employee during such extension period at the annual rate in effect on the date of such termination and (ii) with respect to any termination of the Employee's employment hereunder by the Employer without Cause under Section 6(c), so long as the Employer continues to make payments of the Employee's Base Salary to Employee in accordance with the provisions of
Section 6(c) hereof. The Employee acknowledges that the provisions of this
Section 9 are essential to protect the business and goodwill of the Employer and that such provisions are made as an inducement for AmeriTruck to enter into the Purchase Agreement and to complete the transactions contemplated thereby. The Employee will continue to be bound by the provisions of this Section 9 until their expiration and shall not be entitled to any compensation from the Employer with respect thereto. If at any time the provisions of this Section 9 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 9 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Employee agrees that this Section 9 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     (S)10.  GENERAL.

     (a)  Notices.  All notices and other communications hereunder shall be in
          -------
writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this Section 10(a):

     If to the Employer, to:

          KTL, Inc.
          c/o AmeriTruck Distribution Corp.
          301 Commerce, Suite 1101
          Fort Worth, Texas  76102
          Attention:  Chairman

     with a copy to:

          Bingham, Dana & Gould LLP
          150 Federal Street
          Boston, Massachusetts  02110-1726
          Attention:  John R. Utzschneider, Esq.

     If to the Employee, to:

          Ronald N. Damico
          10530 Vonn Road
          Largo, FL  34644

     (b)  Withholding.  All payments by the Employer of Base Salary and other
          -----------
compensation hereunder will be subject to all applicable federal, state and local withholding tax requirements.

     (c)  Equitable Remedies.  Each of the parties hereto acknowledges and
          --------- --------
agrees that upon any breach by the Employee of his obligations under Sections 8 and 9 hereof, the Employer will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

     (d)  Severability.  If any provision of this Agreement is or becomes
          ------------
invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

     (e)  Waivers.  No delay or omission by either party hereto in exercising
          -------
any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

     (f)  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g)  Assigns.  This Agreement shall be binding upon and inure to the
          -------
benefit of the heirs and successors of each of the parties hereto.

     (h)  Entire Agreement.  This Agreement contains the entire understanding of
          ------ ---------
the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto.

     (i)  Governing Law.  This Agreement and the performance hereof shall be
          --------- ---
construed and governed in accordance with the laws of the State of Florida.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                              KTL, INC.


                              By:____________________________________
                              Title:_________________________________


                              AMERITRUCK DISTRIBUTION CORP.



                              By:____________________________________
                              Title:_________________________________



                              _______________________________________
                              Ronald N. Damico

                                                                       EXHIBIT G

                                 SECOND LEASE

                                      OF

                               BUSINESS PREMISES

THE STATE OF FLORIDA

COUNTY PINELLAS

     This Second Lease is made and executed in duplicate by and between RONALD
N. DAMICO and SANDRA L. DAMICO of 10530 Vonn Road, Largo, Florida 34644, "Lessor," and KTL, INC., 1501 Lake Avenue, S.E., Largo, Florida 33541, "Lessee," and supersedes that Lease Agreement between the same parties under date of May 1, 1996, as of the Effective Date hereof (as defined hereinafter).

                                   SECTION 1

Description of Premises:
- -----------------------

     Lessor leases to Lessee, and Lessee hires from Lessor, the premises located at 11300 43rd Street North, City of Clearwater, County of Pinellas, State of Florida, and described more particularly as follows: Plat Book 084, Page 032-034, 43rd Street, Industrial Park, Lot 7 (hereinafter the "Premises").

                                   SECTION II

Term:
- ----

     The term of this Lease is month to month, beginning September 1, 1996 (hereinafter the "Effective Date").

                                  SECTION III

Rent:
- ----

     The monthly rent of this Lease is the sum of $4,000.00, plus applicable sales tax, all due and payable on the first day of each month.

                                   SECTION IV

Use of Premises:
- ---------------

     The Premises are Leased to be used as office and warehouse space. Lessee agrees to restrict their use to those purposes, and not to use or permit the use of, the Premises for any other purpose without first obtaining the consent in writing of Lessor, or of Lessor's authorized agent.

                                   SECTION V

Prohibition Against Activities Increasing Fire Insurance Rates:
- --------------------------------------------------------------

     Lessee agrees not to use the Premises in any manner, even for the purposes for which the Premises are Leased, that will increase risks covered by insurance on the building where the Premises are located, so as to increase the rate of insurance on the Premises, or to cause cancellation of any insurance policy covering the building. Lessee further agrees not to keep on the Premises, or permit to be kept, used, or sold on the Premises, anything prohibited by the policy of fire insurance covering the Premises. Lessee agrees to comply, at its own expense, with all requirements of insurers necessary to keep in force the fire and public liability insurance covering the Premises and building.

                                   SECTION VI

Prohibition Against Waste, Nuisance or Unlawful Use:
- ---------------------------------------------------

     Lessee shall not commit, or allow to be committed, any waste on the Premises, create or allow any nuisance to exist on the Premises, or use or allow the Premises to be used for any unlawful purpose.

                                  SECTION VII

Effect of Delay in Delivering Possession:
- ----------------------------------------

     This Lease shall not be rendered void or voidable by Lessor's inability to delivery possession to Lessee at the beginning of the Lease term, nor shall such inability to deliver render Lessor liable to Lessee for loss or damage suffered by it. If Lessor cannot deliver the Premises at that time, the rent for the period between the beginning of the term and the time when Lessor can deliver possession will be deducted from the total rent of the Lease. No extension of the Lease shall result from a delay in delivering possession.

                                  SECTION VIII

Payment of Utilities:
- --------------------

     Lessee shall pay for all utilities furnished the Premises for the term of this Lease, including electricity, gas, water and telephone service.

                                   SECTION IX

Repairs and Maintenance:
- -----------------------

     Lessee, at its expense, shall maintain and keep the Premises, including without limitation, windows, doors, skylights, adjacent sidewalks, storefront, and interior walls, in good repair. Lessor shall maintain in good condition the building roof and exterior walls, except the storefront.

                                   SECTION X

Delivery, Acceptance, and Surrender of Premises:
- -----------------------------------------------

     (a) Lessor represents that the Premises are in fit condition for use as an office and warehouse. Except as provided in part (b) hereof, Lessee agrees to accept the Premises on the Effective Date as being in a good state of repair and in sanitary condition. Lessee agrees to surrender the Premises to the Lessor at the end of the Lease term, if the Lease is not renewed, in the same condition as of the Effective Date, allowing for reasonable use and wear, and damage by acts of God, including fire and storms. Lessee agrees to remove all business signs or symbols placed on the Premises by it before redelivery of the Premises to the Lessor, and to restore the portion of the Premises on which they were placed in the same condition as before their placement.

     (b) Lessor agrees to indemnify and hold Lessee (and its respective officers, directors, employees and affiliates) harmless from and against any and all claims, liabilities, losses, damages, costs and expenses, including attorneys fees and disbursements (collectively, the "Losses") related to or arising directly or indirectly out of:

          (1) the violation by either Lessor or Lessee at any time prior to Effective Date of any environmental laws;

          (2) the release, emission or discharge (whether or not by the Lessor or Lessee) or presence at any time on or prior to the Effective Date of any hazardous substance, toxic pollutants or other chemical by-products onto, from or into or on the Premises (with any Losses to include any liability or alleged liability for cleanup, removal, remediation or other response costs or for death or injury to person or property);

          (3) the release, emission or discharge by the Lessor or Lessee or any of their agents at any time on or prior to the Effective Date of any hazardous substance, toxic pollutants or other chemical by-products onto, from or into or on the Premises (with any Losses to include any liability or alleged liability for cleanup, removal, remediation or other response costs or for death or injury to persons or property) or

          (4) any disposal or shipment by the Lessor or Lessee prior to the Effective Date of any hazardous substance, toxic pollutants or other chemical by-products (with any Losses or include any liability or alleged liability for cleanup, removal, remediation or other response costs or for death or injury to person or property).

                                   SECTION XI

Partial Destruction of Premises:
- -------------------------------

     Partial destruction of the Premises shall not render this Lease void or voidable, or terminate it except as provided here.

     If the Premises are partially destroyed during the term of this Lease, Lessor shall repair them, when such repairs can be made in conformity with local, state, and federal laws and regulations, within a reasonable time after the partial destruction. Rent for the Premises will be reduced proportionally to the extent to which the repaired operations interfere with the normal conduct of Lessee's business on the Premises. If the repairs cannot be so made within the time limit, Lessor has the option to make them within a reasonable time and continue this Lease in effect with proportional rent rebated to Lessee as provided for here. If the repairs cannot be made in ninety (90) days , and if Lessor does not elect to make them within a reasonable time, either party to this Lease has the option to terminate the Lease. If the building in which the Premises are located is more than one-third destroyed, Lessor may at its option terminate the Lease whether the Premises are injured or not.

                                  SECTION XII

Lessor's Right to Inspect, Repair, and Maintain Premises:
- --------------------------------------------------------

Lessor reserves the right to enter the Premises at reasonable times to inspect them, to perform required maintenance and repair, or to make additions or alterations to any part of the building in which the Premises Leased are located, and Lessee agrees to permit Lessor to do so. Lessor may, in connection with such alterations, additions, or repairs, erect scaffolding, fences, and similar structures, post relevant notices, and place moveable equipment without any obligation to reduce Lessee's rent for the Premises during such period, and without incurring liability to Lessee for disturbance of quite enjoyment of the Premises, or loss of occupation for the Premises.

                                  SECTION XIII
Posting of Signs by Lessor:
- --------------------------

     Lessor reserves the right to place "For Sale" signs on the Premises at any time during the Lease, or "For Lease" or "For Rent" signs on the Premises at any time.

                                  SECTION XIV

Posting of Signs, Awnings, or Marquees by Lessee:
- ------------------------------------------------

     Lessee agrees that it will not construct or place, or permit to be constructed or placed, signs, awnings, marquees, or other structures projecting from the exterior of the Premises without Lessor's written consent, which shall not be unreasonably withheld. Lessee further agrees to remove signs, displays, advertisements or decorations it has placed, or permitted to be placed, on the Premises, which, in Lessor's opinion, are offensive or otherwise objectionable. If Lessee fails to remove such signs, displays, advertisement, or decoration within ten (10) days after receiving written notice from Lessor to remove them, Lessor reserves the right to enter the Premises and remove them, at Lessee's expenses.

                                  SECTION XV

Liability Insurance:
- -------------------

     Lessee agrees to procure and maintain in force during the term of this Lease and any extension of this Lease, at its expense, public liability insurance in companies with a Best's rating of B or better, adequate to protect against liability for damage claims through public use of or arising out of accident occurring in or aground the Premises, in a minimum amount of $1,000,000 combined single limit. Lessee shall cause certificates of insurance to be issued to Lessor, naming Lessor as an additional insured and imposing on the insurer a written obligation from the insurers to notify Lessor in writing at least thirty
(30) days prior to cancellation or refusal to renew any policies. Lessee agrees that, if the insurance policies are not kept in force during the entire term of this Lease and any extension of this Lease, Lessor may procure the necessary insurance, pay the premium, and that premium shall be repaid to Lessor as an additional rent installment for the month following the date on which such premiums are paid.

                                  SECTION XVI

Assignment or SubLease:
- ----------------------

     Lessee agrees not to assign or sublease the Premises or any part thereof, or any right or privilege connected therewith, or to allow any other person, except Lessee's agents, employees and affiliates, to occupy the Premises or any part of the Premises, without first obtaining Lessor's written consent, which shall not be unreasonably withheld. One consent by Lessor shall not be a consent to a subsequent assignment, sublease, or occupation by other persons. Lessee's unauthorized assignment, sublease, or license to occupy shall be void, and shall terminate the Lease at Lessor's option. Lessee's interest in this Lease is not assignable by operation of law, nor is any assignment of its interest in it, without Lessor's written consent, which shall not be unreasonably withheld.

                                 SECTION XVII

Effect of Lessee's Receivership or Assignment for Benefit of Creditors:
- ----------------------------------------------------------------------

     Appointment of a receiver to take possession of Lessee's assets, except a receiver appointed at Lessor's request as provided in this Lease or Lessee's general assignment for benefit of creditors is a breach of this Lease.

                                 SECTION XVIII

Lessor's Remedies on Lessee's Breach:
- ------------------------------------

     In Lessee breaches this Lease, Lessor shall have the following remedies in addition to its other rights and remedies in such event:

     (a) Reentry. Lessor has the right to obtain possession of this Premises as provided by law.

     (b) Termination. After reentry, lessor may terminate the Lease on giving three (3) days written notice of such termination to Lessee. Reentry only, without notice of termination, will not terminate the Lease.

     (c)  Reletting Premises.  After reentering, Lessor may relet the
Premises or any part thereof for any term, without terminating the Lease, at such rent and on such terms as they may choose. Lessor may make alterations and repairs to the Premises.

          (1) Liability of Lessee on Reletting. Lessee shall be liable to Lessor in addition to its other liability for breach of the Lease for all expenses of the reletting, and of the alterations and repairs made, which Lessor may incur. In addition Lessee shall be liable to Lessor for the difference between the rent received by Lessor under the reletting and the rent installments that are due for the same period under this Lease.

          (2) Lessor may recover from Lessee on terminating the Lease for Lessee's breach all damages approximately resulting from the breach, including the cost of recovering the Premises, which sum shall be immediately due Lessor from Lessee.

                                  SECTION XIX

Notices:
- -------

     Notices given pursuant to the provisions of this Lease, or necessary to carry out its provision, shall be in writing, and delivered personally to the person to whom the notice is to be given, or mailed postage prepaid, addressed to such person. Lessor's address for this purpose shall be 10530 Vonn Road, Largo, Florida 34644, or such other address as they may in writing designate to Lessee. Notice to Lessee may be addressed to Lessee at the Premises, with a copy to:

                    J. Michael May
                    AmeriTruck Distribution Corp.
                    301 Commerce Street, Suite 1101
                    Fort Worth, Texas 76102

                                  SECTION XX

Effect of Lessor's Waiver of Covenants:
- --------------------------------------

     Lessor's wavier of breach of one covenant or condition of this Lease is not a waiver of breach of others, or of subsequent breach of the one waiver. Lessor's acceptance of rent installments after breach is not a waiver of the breach, except of breach of the covenant to pay the rent installment or installments accepted.

                                  SECTION XXI

Binding Effect on Successors and Assigns:
- ----------------------------------------

     This Lease and the covenants and conditions of this Lease apply to and are binding on the heirs, successors, executors, administrators, and assigns of the parties to this Lease.

                                  SECTION XXII

Time of the Essence:
- -------------------

     Time is of the essence in this Lease.

                                 SECTION XXIII

Effect of Eminent Domain Proceedings:
- ------------------------------------

     Eminent domain proceedings resulting in the condemnation of a part of the Premises that leave the rest usable by Lessee for purposes of the business for which the Premises are Leased will not terminate this Lease, unless Lessor at their option terminates it by giving written notice to termination to the Lessee. The effect of such condemnations should such option not be exercised, will be to terminate the Lease as to the portion of the Premises condemned, and leave it in effect as to the remainder of the Premises. Lessee's rental for the remainder of the Lease term shall in such case be reduced by the amount that the usefulness of the Premises to it for such business purpose is reduced. All compensation awarded in the eminent domain proceedings as a result of such condemnation shall be Lessor's. Lessee assigns and transfers to Lessor any claim it may have to compensation for damages as a result of such condemnation.

     Executed on August 23,1996.

               LESSOR:                         RONALD N. DAMICO AND
                                               SANDRA L. DAMICO
Witnesses:

- ---------------------------                    ---------------------------
                                                Ronald N. Damico

- ---------------------------
As to Ronald N. Damico


- ---------------------------                    --------------------------
                                                Sandra L. Damico

- ---------------------------
As to Sandra L. Damico


               LESSEE:                         KTL, INC., A FLORIDA CORPORATION

                                               By:
                                                  -----------------------
                                                    M. Lawrence, as
                                                    Chairman

ATTEST:

By:
   -------------------------
Print:   J. Michael May, as
         Secretary



This Instrument Prepared By:

R. Jeffrey Stull, Esquire
Stull & Barber, P.A.
602 South Boulevard
Tampa, Florida  33606
(813) 251-3914

                                                                       EXHIBIT H


                                August 23, 1996


Ronald N. Damico
Grand Hope Investments, Inc.
10530 of Vonn Road
Largo, Florida 34644

     Re:  KTL, Inc.
          ---------

Ladies and Gentlemen:

     We have acted as special counsel to AmeriTruck Distribution Corp., a Delaware corporation (the "Buyer"), in connection with the transactions
                           -----
contemplated by the Stock Purchase Agreement, dated as of August 23, 1996 (the "Purchase Agreement"), by and among the Buyer, Ronald N. Damico (the "Seller"),
- -------------------                                                   ------
and Grand Hope Investments, Inc., a Florida corporation ("Grand Hope"), pursuant
                                                          ----------
to which the Buyer has agreed to purchase all of the outstanding capital stock of KTL, Inc., a Florida corporation ("KTL"), from the Seller, and cause KTL to
                                      ---
lease a certain parcel of real estate from Grand Hope, subject to an obligation to purchase the relevant real estate upon expiration of such lease. This opinion is being delivered to you pursuant to Section 9.4 of the Purchase Agreement. All capitalized terms that are used herein without definition have the meanings set forth for such terms in the Purchase Agreement.

     In connection with the rendering this opinion, we have reviewed originals or copies of each of the Purchase Agreement, the Employment and Non-Competition Agreements and the Largo Lease (referred to hereinafter collectively as the "Acquisition Agreements"), copies of the charter documents and by-laws of the
- -----------------------
Buyer, resolutions of the Board of Directors of the Buyer authorizing and/or ratifying the transactions contemplated by the Acquisition Agreements and such other documents as we have deemed necessary or appropriate for purposes of this opinion.

     As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other states of mind), we have relied entirely upon representations made to us by officers of the Buyer and have assumed, without independent inquiry, the accuracy of such representations.

     As to any opinion below relating to the organization, existence, qualification or standing of the Buyer in any jurisdiction, our opinion relies entirely upon and is limited by those certificates of public officials attached hereto as Exhibit 1.
          ------- -

Ronald N. Damico
Grand Hope Investments, Inc.
August 23, 1996
Page 2


     We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

     When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness the lawyers in this firm who have participated in the transactions contemplated by the Purchase Agreement have gained through participation in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion.

     Each opinion set forth below relating to the enforceability of any agreement or instrument against the Buyer is subject to the following general qualifications:

     (i) as to any agreement to which the Buyer is a party, we assume that such agreement is the binding obligation of each other party thereto;

     (ii) as to any agreement or instrument to which the Buyer is a party, we assume that the Buyer has received the agreed-to consideration therefor;

     (iii) the enforceability of any obligation of the Buyer may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

     (iv) no opinion is given herein as to the availability of any special or equitable relief of any kind;

     (v) the enforcement of any of your rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     We express no opinion as to the applicability of the antitrust laws of the United States of America or of any state, including but not limited to the H-S-R Act, or of any federal or state securities laws, to any of the transactions contemplated by the Purchase Agreement.

Ronald N. Damico
Grand Hope Investments, Inc.
August 23, 1996
Page 3


     Subject to the limitations set forth above and below, we have made such examination of law as we have deemed necessary for purposes of this opinion. In addition to the limitation in the preceding paragraph, this opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located therein, the General Corporation Law of the State of Delaware as applied by courts located in Delaware (the "DGCL"), and the federal laws of the United
                                    ----
States of America, to the extent that the same may apply to or govern such transactions. In this regard, we note that certain of the Acquisition Agreements contain provisions to the effect that the laws of a jurisdiction other than those recited in the preceding sentence are intended to be governing. For purposes of our opinion herein we have assumed, with your permission and without any independent investigation, that the laws of any such jurisdiction that may govern the Acquisition Agreements are identical in all relevant respects to the laws of the Commonwealth of Massachusetts.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon the foregoing, we are of the opinion that:

     1. The Buyer is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

     2. The Buyer has the corporate power to enter into the Acquisition Agreements to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by the Buyer of the Acquisition Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all required corporate action on the part of the Buyer.

     3. The authorized capital stock of the Buyer consists of 4,875,000 shares of Class A Common Stock, $.01 par value per share ("Class A Stock"), 4,875,000
                                                    -------------
shares of Class B Non-Voting Common Stock, $.01 par value per share ("Class B
                                                                      -------
Stock") and 1,775,000 shares of Class C Voting Common Stock, $.01 par value per
- -----
share ("Class C Stock").  Upon consummation of the transactions contemplated by
        -------------
the Acquisition Agreements, 2,108,189 shares of Class A Stock, no shares of Class B Stock and 1,394,814 shares of Class C Stock will be outstanding of record, all of which will be duly authorized and validly issued, fully paid and non-assessable.

Ronald N. Damico
Grand Hope Investments, Inc.
August 23, 1996
Page 4



     4. The Purchase Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

     5. Neither the execution nor the delivery by the Buyer of any of the Acquisition Agreements to which it is a party nor the consummation by the Buyer of the transactions contemplated thereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any liens upon any property of the Buyer pursuant to:
(i) the Certificate of Incorporation or By-Laws of the Buyer, each as amended to date; (ii) to our knowledge, any agreement or commitment to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject; or (iii) any Delaware, Massachusetts or federal statute or regulation or rule relating to the Buyer (except for securities or "Blue Sky" laws as to which we express no opinion).

     6.   Except for (i) the filings and approvals referred to in Schedule 6.4
                                                                  -------- ---
to the Purchase Agreement, or (ii) any filing and recording of documents normally required in connection with the conveyance of title to personal and real property or Intellectual Property, no approval or consent or other action by, and no filing or registration with, any agency or governmental authority of the Commonwealth of Massachusetts, State of Delaware (under the DGCL) or of the federal government of the United States of America is required under existing law or regulations as a condition to the valid execution, delivery and performance by the Buyer of the Acquisition Agreements to which it is a party or the effectiveness of the transactions contemplated thereby.

     This opinion has been delivered solely for your use in connection with the transactions contemplated by the Purchase Agreement and may not be referred to or used for any other purpose or relied upon by any other person, except with our prior consent. The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change after the date hereof pertaining to any matter referred to herein.

                         Yours very truly,



                         BINGHAM, DANA & GOULD LLP